CREDIT AGREEMENT


                         by and among


                INTERNATIONAL GAME TECHNOLOGY,

                   THE LENDERS PARTY HERETO,

                     THE BANK OF NEW YORK,
         as Issuing Bank and as Administrative Agent,

            WELLS FARGO BANK, NATIONAL ASSOCIATION,
                    as Documentation Agent,

                              AND

                          CIBC INC.,
              CREDIT LYONNAIS LOS ANGELES BRANCH,
               DEUTSCHE BANK AG, NEW YORK BRANCH
                 and/or CAYMAN ISLANDS BRANCH,
                 KEYBANK NATIONAL ASSOCIATION
                              and
      UNITED STATES NATIONAL BANK OF OREGON, as Co-Agents


                             with


            BNY CAPITAL MARKETS, INC., as Arranger


                       ________________

                         $250,000,000
                       ________________


                   Dated as of May 22, 1997

      CREDIT  AGREEMENT, dated as of May 22, 1997,  by  and
among  International Game Technology, a Nevada  corporation
(the  "Borrower"), The Bank of New York, as  administrative
agent (the "Administrative Agent") and as the Issuing Bank,
Wells  Fargo  Bank, National Association, as  Documentation
Agent,  CIBC  Inc.,  Credit Lyonnais  Los  Angeles  Branch,
Deutsche  Bank  AG, New York Branch and/or  Cayman  Islands
Branch,  KeyBank  National Association  and  United  States
National  Bank  of Oregon, as Co-Agents (in such  capacity,
the "Co-Agents", each, a "Co-Agent"), and the lenders party
hereto   (together  with  their  respective  assigns,   the
"Lenders", each a "Lender").


1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     1.1. Definitions

           As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

           "ABR Advances": the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

           "Account Designation Letter": a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Signatory of the Borrower and in form and substance satisfactory to the Administrative
Agent,  designating the account to which the Administrative
Agent shall forward the proceeds of any Loans made here under.

           "Accountants": Deloitte & Touche, LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative
Agent.

           "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or oth erwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any Operating
Entity, or (iii) any Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the as sets of such other Person shall be deemed to be in the ordi nary course of business.

            "Acquisition   Cost":  with  respect   to   any
Acquisition  by  any Person, (a) the sum of  (i)  all  cash
consideration paid or agreed to be paid by such  Person  to
make such Acquisition (inclusive of payments by such Person
of  the  seller's professional fees and expenses and  other
out- of-pocket expenses in connection therewith), plus (ii)
the fair market value of all non-cash consideration paid by
such  Person in connection therewith, plus (iii) an  amount
equal  to the principal or stated amount of all liabilities
assumed or incurred by such Person in connection therewith,
minus   (b)  cash,  if  any,  acquired  as  part  of   such
Acquisition.   The  principal  or  stated  amount  of   any
liability assumed or incurred by a Person in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, such contingent liability shall be an amount equal to (i) if such contingent liability is required to be reflected on a balance sheet of such Person in accordance with GAAP, the amount required to be so reflected and (ii) if such contingent liability is not required to be reflected on a balance sheet of such Person in accordance with GAAP, the maximum reasonably anticipated amount payable by such Person in respect thereof as determined by such Person in good faith.

          "Additional Letters of Credit": as defined in Sec tion 2.8(a).

            "Advance":  an  ABR  Advance  or  a  Eurodollar
Advance, as the case may be.

          "Affected Advance": as defined in Section 3.9.

           "Affected  Principal Amount": in the event  that
(i)  the  Borrower shall fail for any reason  to  borrow  a
Revolving Credit Loan in respect of which it shall have  re
quested  a  Eurodollar Advance or convert an Advance  to  a
Eurodollar  Advance  after  it  shall  have  notified   the
Administrative  Agent of its intent to  do  so,  an  amount
equal  to  the principal amount of such Eurodollar Advance;
(ii)  the  Borrower shall fail for any reason to  borrow  a
Competitive Bid Loan in any instance in which it shall have
accepted  one or more offers of Competitive Bid  Loans,  an
amount  equal  to  the principal amount  of  such  accepted
Competitive  Bid  Loan;  (iii) a Eurodollar  Advance  or  a
Competitive  Bid Loan shall terminate for any reason  prior
to  the last day of the Interest Period applicable thereto,
an  amount equal to the principal amount of such Eurodollar
Advance  or Competitive Bid Loan, as the case may  be;  and
(iv) the Borrower shall prepay or repay all or any part  of
the   principal  amount  of  a  Eurodollar  Advance  or   a
Competitive Bid Loan prior to the last day of the  Interest
Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance or Competitive Bid Loan, as the case may be, so prepaid or repaid.

           "Affiliate": as to any Person, any other  Person
which,  directly  or  indirectly,  is  in  control  of,  is
controlled  by,  or  is  under common  control  with,  such
Person.   For  purposes of this definition,  control  of  a
Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "Aggregate Available Commitment Amount": at any time, the sum at such time of the Available Commitment
Amounts of all Lenders.

           "Aggregate Commitment Amount": at any time, the sum at such time of the Commitment Amounts of all Lenders.

          "Aggregate Credit Exposure": at any time, the sum at such time of (i) the outstanding principal balance of the Revolving Credit Loans and Competitive Bid Loans of all
Lenders, plus (ii) an amount equal to the Letter of  Credit
Exposure of all Lenders.

           "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

           "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal
Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

           "Applicable Fee Percentage": with respect to the Facility Fee and the Letter of Credit Commissions, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column:


                                 Applicable Fee Percentage
                                                  Letter of
                                 Facility         Credit
     Pricing  Level              Fee              Commissions

     Pricing    Level    I       0.100%           0.200%
     Pricing    Level    II      0.125%           0.200%
     Pricing    Level    III     0.150%           0.250%
     Pricing    Level    IV      0.180%           0.295%
     Pricing    Level    V       0.225%           0.425%


      Changes  in  the Applicable Fee Percentage  resulting
from  a  change (i) in any rating established or deemed  to
have  been  established by Standard  &  Poor's  or  Moody's
(other than as a result of a change in the rating system of
either Standard & Poor's or Moody's) shall be effective  as
of  the  date  on  which  such change  is  first  announced
publicly by the rating agency making such change or (ii) in
the Leverage Ratio shall become effective upon the date  of
the delivery by the Borrower to the Administrative Agent of
a   Compliance  Certificate  pursuant  to  Section   7.1(c)
evidencing a change in the Leverage Ratio, provided, however, that if the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of each of the first three fiscal quarters (or 90 days after the end of the last fiscal quarter) as required by Section
7.1(c), the Leverage Ratio shall be deemed to be greater than 2.50:1.00 from and including the 46th day (the 91st day in the case of the last quarter) after the end of such fiscal quarter to the date of the delivery by the Borrower to the Administrative Agent of a Compliance Certificate demonstrating that the Leverage Ratio is less than or equal to 2.50:1.00. Notwithstanding the foregoing, no reduction in the Applicable Fee Percentage shall be effective if any Default or Event of Default shall have occurred and be continuing.

           "Applicable Lending Office": in respect  of  any
Lender, (i) in the case of such Lender's Domestic Advances,
its  Domestic Lending Office and (ii) in the case  of  such
Lender's   Eurodollar  Advances,  its  Eurodollar   Lending
Office.

           "Applicable Margin": with respect to the unpaid principal balance of Eurodollar Advances, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column, subject to the provisos set forth below:


          Pricing Level                 Applicable Margin
          Pricing Level I                    0.200%
          Pricing Level II                   0.200%
          Pricing Level III                  0.250%
          Pricing Level IV                   0.295%
          Pricing Level V                    0.425%.


      Changes  in  the Applicable Margin resulting  from  a
change (i) in any rating established or deemed to have been
established by Standard & Poor's or Moody's (other than  as
a  result  of  a  change  in the rating  system  of  either
Standard & Poor's or Moody's) shall be effective as of  the
date  on  which such change is first announced publicly  by
the  rating  agency  making such  change  or  (ii)  in  the
Leverage Ratio shall become effective upon the date of  the
delivery by the Borrower to the Administrative Agent  of  a
Compliance   Certificate   pursuant   to   Section   7.1(c)
evidencing a change in the Leverage Ratio, provided, however, that if the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of each of the first three fiscal quarters (or 90 days after the end of the last fiscal quarter) as required by Section
7.1(c), the Leverage Ratio shall be deemed to be greater than 2.50:1.00 from and including the 46th day (the 91st day in the case of the last quarter) after the end of such fiscal quarter to the date of the delivery by the Borrower to the Administrative Agent of a Compliance Certificate demonstrating that the Leverage Ratio is less than or equal to 2.50:1.00. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effective if any Default or Event of Default shall have occurred and be continuing.

           "Approved Bank": any commercial bank whose (or whose parent company's) long-term certificates of deposit are, at the time of any acquisition thereof by the Borrower or any of its Subsidiaries, accorded one of the two highest ratings by Standard & Poor's or Moody's.

           "Assignment and Acceptance Agreement": an assign ment and acceptance agreement executed by an assignor and an assignee pursuant to which such assignor assigns to such assignee all or any portion of such assignor's Notes and Commitment, substantially in the form of Exhibit H.

           "Authorized  Signatory": as to  (i)  any  Person
which  is  a  corporation, the chairman of the  board,  the
president, any vice president, the chief financial  officer
or  any  other  officer (acceptable to  the  Administrative
Agent)  thereof and (ii) any Person which is not a  corpora
tion,   the  general  partner  or  other  managing   Person
(acceptable to the Administrative Agent) thereof.

          "Available Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed in Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as the same may be adjusted from time to time pursuant to Sections 2.5 or 11.7, provided, however, during the Reserve Period, the Available Commitment Amount shall be reduced by an amount equal to the product of (i) the Senior Note Reserve Amount and (ii) such Lender's Commitment Percentage.

            "Benefitted  Lender":  as  defined  in  Section
11.11(a).

           "Bid Rate": as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), the fixed rate of inter est offered by such Lender with respect to the Competitive
Bid Loan bid therefor.

          "BNY": The Bank of New York.

          "BNY Capital Markets": BNY Capital Markets, Inc.

          "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

           "Borrowing Date": any Business Day on which (i) the Lenders make Revolving Credit Loans in accordance with a Borrowing Request, (ii) one or more Lenders make Competi tive Bid Loans pursuant to Competitive Bids which have been accepted by the Borrower or (iii) the Issuing Bank issues an Additional Letter of Credit for the account of the Borrower.

           "Borrowing  Request":  a request  for  Revolving
Credit Loans in the form of Exhibit C-1.

           "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City or Nevada are authorized or required by law or other governmental action to close, and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day de scribed in clause (i) above and which is also a day on which eurodollar funding between banks may be carried on in London, England.

           "Capital  Expenditures":  with  respect  to  any
Person for any period, the aggregate of all expenditures in
curred  by  such  Person during such period  which,  in  ac
cordance  with  GAAP,  are  required  to  be  included   in
"Additions to Property, Plant or Equipment" or similar items reflected on the balance sheet of such Person, pro vided, however, that "Capital Expenditures" shall not include (i) Capital Lease Obligations, or (ii) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damaged assets, equipment or other property within six months of the receipt of such proceeds or (iii) Acquisition Costs incurred in connection with Permitted Acquisitions.

           "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial re porting purposes in accordance with GAAP.

           "Capital  Stock": as to any Person, all  shares,
interests, partnership interests, limited liability company
interests,  participations, rights in or other  equivalents
(however  designated)  of  such  Person's  equity  (however
designated)   and   any   rights,   warrants   or   options
exchangeable for or convertible into such shares, inter ests, participations, rights or other equity.

          "Cash Collateral": as defined in Section 2.12.

           "Cash Collateral Account": as defined in Section
2.12.

           "Cash Equivalents": (i) securities issued or  di
rectly and fully guaranteed or insured by the United States
of  America  or any agency or instrumentality thereof  (pro
vided  that the full faith and credit of the United  States
of  America  is  pledged  in full support  thereof)  having
maturities of not more than one year from the date  of  the
acquisition  thereof  by  the  Borrower  or  any   of   its
Subsidiaries, (ii) certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in any such case with maturities of not more than one year from the date of issuance, (iii) commercial paper maturing in 270 days or less from the date of issuance which, at the time of the acquisition thereof by the Borrower or any of its Subsidiaries is accorded one of the two highest ratings by Standard & Poor's or Moody's; (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof by the Borrower or any of its Subsidiaries and, at the time of acquisition, having one of the two highest ratings obtainable from either
Standard & Poor's or Moody's; (v) securities issued by any Governmental Authority (other than the United States) and acquired by a Subsidiary of the Borrower as set forth below, (x) in the case of IGT Europe, by any Governmental
Authority located in Europe and (y) in the case of all other Subsidiaries of the Borrower (other than Domestic
Subsidiaries) by any Governmental Authority which is the country in which such Subsidiary is incorporated or any political subdivision thereof, in each case having, at the time of acquisition, a rating of A or better by either
Standard & Poor's or Moody's; (vi) auction rate reset securities with a reset period of ninety-two (92) days or less at the time of acquisition, having a rating of A or better by either Standard & Poor's or Moody's; and (vii) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (vi) above.

           "Change  of  Control": any one or  more  of  the
following  events: (i) any "person" or "group" (within  the
meaning of Sections 13(d) and 14(d)(2) of the Exchange Act)
shall  have  become the "beneficial owner" (as  defined  in
Rule  13d-3  under  the  Exchange  Act)  of  Voting  Shares
entitled  to exercise more than 25% of the total  power  of
all  outstanding  Voting Shares of the Borrower  (including
any  Voting Shares which are not then outstanding of  which
such  person or group is deemed the beneficial owner), (ii)
a  change in the composition of the Managing Person of  the
Borrower  shall have occurred in which the individuals  who
constituted  the  Managing Person of the  Borrower  at  the
beginning of the two year period immediately preceding such
change (together with any other director whose election  by
the Managing Person of the Borrower or whose nomination for
election  by the shareholders of the Borrower was  approved
by  a  vote of at least a majority of the members  of  such
Managing  Person then in office who either were members  of
such  Managing  Person at the beginning of such  period  or
whose election or nomination for election was previously so
approved) cease for any reason to constitute a majority  of
the members of such Managing Person then in office or (iii)
the  Borrower ceases to own and control (A) in the case  of
Subsidiaries of the Borrower which were wholly-owned on the
Effective Date, at least 95% (90% in the case of IGT Japan)
of  the  issued  and outstanding shares of all  classes  of
Capital Stock (including Voting Shares) thereof and (B)  in
the  case  of Subsidiaries of the Borrower which  were  not
wholly-owned  on the Effective Date, at least  all  of  the
issued  and  outstanding shares of all classes  of  Capital
Stock  (including Voting Shares) which were  owned  by  the
Borrower  on  the  Effective Date.  For  purposes  of  this
definition,  the  term  "Voting  Shares"  shall  mean   all
outstanding  shares  of  any  class  or  classes   (however
designated) of Capital Stock of the Borrower entitled to vote generally in the election of members of the Managing
Person thereof. Notwithstanding the foregoing, it shall not constitute a Change of Control if the Borrower ceases to own and control any Subsidiary of the Borrower (other than IGT) which is permitted to be dissolved pursuant to
Section 7.3.

          "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

           "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make
Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Commitment Amount of such Lender.

           "Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed in Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with
Section 11.7 on or prior to such date, as the same may be adjusted from time to time pursuant to Sections 2.5 and 11.7.

           "Commitment Percentage": as to any Lender in respect of such Lender's Commitment and its obligations with respect to Letters of Credit, the percentage equal to such Lender's Commitment Amount divided by the Aggregate
Commitment Amount (or, if no Commitments then exist, the percentage equal to such Lender's Commitment Amount on the last day upon which Commitments did exist divided by the Aggregate Commitment Amount on such day).

            "Commitment  Period":  the  period   from   the
Effective Date until the Commitment Termination Date.

          "Commitment Termination Date": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the Commitments shall have been terminated in accordance with Section 2.5 or Section 9.2.

           "Compensatory Interest Payment": as  defined  in
Section 3.1(c).

          "Competitive Bid": an offer by a Lender to make a Competitive Bid Loan, substantially in the form of Exhibit
K.

            "Competitive  Bid  Accept/Reject   Letter":   a
notification  given  by the Borrower  pursuant  to  Section
2.4(c) substantially in the form of Exhibit L.

           "Competitive Bid Loan": a Loan from a Lender to the Borrower made pursuant to Section 2.4.

             "Competitive   Bid   Loan   Confirmation":   a
confirmation by the Administrative Agent to a Lender of the acceptance by the Borrower of any Competitive Bid (or
Portion thereof) made by such Lender, substantially in the form of Exhibit M.

           "Competitive  Bid  Note"  and  "Competitive  Bid
Notes": as defined in Section 2.4(g).

           "Competitive Bid Request": a request by the Bor rower for Competitive Bids, substantially in the form of
Exhibit I.

           "Competitive Interest Period": with respect to any Competitive Bid Loan, the period commencing on the Borrowing Date with respect to such Competitive Bid Loan and ending on the date requested in the Competitive Bid
Request with respect to such Competitive Bid Loan, which ending date shall not be earlier than seven days after the Borrowing Date with respect to such Competitive Bid Loan nor later than 180 days after the Borrowing Date with respect to such Competitive Bid Loan; provided, however, that if any Competitive Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date, in which case such Competitive Interest
Period shall end on the next preceding Business Day, and provided further, that no Competitive Interest Period shall end after the Maturity Date. Interest shall accrue from and including the first day of a Competitive Interest
Period  to, but excluding, the last day of such Competitive
Interest Period.

           "Compliance Certificate": a certificate substan tially in the form of Exhibit E.

          "Consolidated": the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

           "Consolidated Debt Service": for any period, the sum of (i) Consolidated Interest Expense minus interest expense related to Jackpot Liabilities for such period plus
(ii)  all  scheduled payments of principal on  Consolidated
Total Debt (other than the Loans on the Maturity Date) during such period plus (iii) all redemptions, mandatory or otherwise, made during such period of any Capital Stock described in clause (viii) of the definition "Indebtedness" of the Borrower or any of its Subsidiaries.

          "Consolidated EBITDA": for any period, net income of the Borrower and its Subsidiaries for such period, de termined on a Consolidated basis in accordance with GAAP plus the sum of, without duplication, (i) Consolidated
Interest Expense, (ii) provision for income taxes of the Borrower and its Subsidiaries and (iii) depreciation and amortization of the Borrower and its Subsidiaries, each to the extent deducted in determining such net income for such period, minus (x) extraordinary gains and losses from sales, exchanges and other dispositions of Property not in the ordinary course of business and other non-recurring items and (y) interest income, each to the extent included in determining net income for such period.

          "Consolidated Fixed Charges": for any period, the sum of, without duplication, (i) Consolidated Debt Service for such period, (ii) tax expense for such period of the Borrower and its Subsidiaries, (iii) Investments in joint ventures to the extent made in Cash or Cash Equivalents and
(iv) Restricted Payments described in Section 8.6(ii)(A) made by the Borrower during such period.

           "Consolidated Interest Expense": for any period, the sum of, without duplication, all interest (adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection therewith) paid or accrued in respect of Consolidated Total Debt and Jackpot Liabilities during such period, all as determined on a Consolidated basis in ac cordance with GAAP).

           "Consolidated Total Assets": as of the  date  of
any  determination, the total amount of all assets  of  the
Borrower and its Subsidiaries (less depreciation, depletion
and   other   properly   deductible   valuation   reserves)
determined on a Consolidated basis in accordance with GAAP.

           "Consolidated Total Debt": as of any date of determination, without duplication, (x) the sum of the Aggregate Credit Exposure, (y) all other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness described in clauses (iv) and (vi) of the definition thereof and Jackpot Liabilities), in each case determined on a Consolidated basis in accordance with GAAP.

             "Consolidating":   the   Borrower   and    its
Subsidiaries taken separately.

          "Contingent Obligation": as to any Person (a "sec
ondary  obligor"), any obligation of such secondary obligor
(i)  guaranteeing or in effect guaranteeing any  return  on
any investment made by another Person, or (ii) guaranteeing
or in effect guaranteeing any Indebtedness, lease, dividend
or  other obligation (a "primary obligation") of any  other
Person   (a  "primary  obligor")  in  any  manner,  whether
directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent,
(A) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor,
(C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make pay ment of a primary obligation, (D) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such li abilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or col lection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent
Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Control Person": as defined in Section 3.6.

           "Conversion  Date": the date  on  which:  (i)  a
Eurodollar Advance is converted to an ABR Advance, (ii)  an
ABR Advance is converted to a Eurodollar Advance or (iii) a
Eurodollar   Advance  is  converted  to  a  new  Eurodollar
Advance.

            "Default":   any   event  or  condition   which
constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

           "Disposition": any sale, assignment, transfer or
other   disposition  by  the  Borrower  or   any   of   its
Subsidiaries, by any means, (i) of the Capital Stock of any other Person, (ii) of any Operating Entity, (iii) of all or substantially all of its Property, (iv) of any other
Property  other  than in the ordinary  course  of  business
(other than inventory, except to the extent subject to a bulk sale), provided, however, that no such sale, assign ment, transfer or other disposition of Property (other than inventory, except to the extent subject to a bulk sale) shall be deemed to be in the ordinary course of business
(A) if the fair market value thereof is in excess of $1,000,000, or (B) to the extent that the fair market value thereof, when aggregated with all other sales, assignments, transfers and other dispositions made by such Person within the same fiscal year, exceeds $10,000,000, and then only to the extent of such excess, if any, or (C) it is the sale, assignment, transfer or disposition of (1) all or substan tially all of the Property of such Person or (2) any Operat ing Entity; or (v) which constitutes an "Asset Disposition"
(as defined in the Note Agreement) and which is made at a time when the Senior Notes are outstanding. For purposes of this definition, sales by the Borrower or any of its Subsidiaries of gaming equipment leased by it to any other
Person and which is sold by the Borrower or any of its Subsidiaries after the expiration of the lease to any Person, (including in connection with the exercise by the lessee of a purchase option) shall be deemed to be the sale of inventory even though such equipment may be classified as a fixed asset on a balance sheet of the Borrower or such Subsidiary, so long as the equipment is of the type which would be classified as inventory had it been initially sold rather than leased.

            "Disposition  Reduction  Date":   as   to   any
Disposition with respect to which the Aggregate  Commitment
Amount is to be reduced pursuant to Section 8.4(c), the date which is 180 days after the date of such Disposition.

           "Dollars" and "$": lawful currency of the United
States.

           "Documentary  Letter of Credit": any  Letter  of
Credit issued by the Issuing Bank hereunder in support of trade obligations of the Borrower, IGT or any of IGT's
Subsidiaries incurred in the ordinary course of business and that requires, as a condition to drawing thereunder, the presentation to the Issuing Bank of negotiable bills of lading, invoices or other documents as may be specified therein.

           "Domestic Advances": in respect of any Lender, such Lender's Revolving Credit Loans consisting of ABR Ad vances or such Lender's Competitive Bid Loans.

           "Domestic Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on
Schedule 1.1; thereafter, such other office of such Lender, through which it shall be making or maintaining Domestic
Advances,  as reported by such Lender to the Administrative
Agent  and  the Borrower and (ii) in the case of any  other
Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining
Domestic Advances, as reported by such Lender to the Administrative Agent and the Borrower, provided that any Lender may so report different Domestic Lending Offices for all of its ABR Advances and all of its Competitive Bid
Loans, whereupon references to the Domestic Lending Office of such Lender shall mean either or both of such offices.

           "Domestic Subsidiary": any Subsidiary of the Bor rower which is organized under the laws of the United
States.

          "Effective Date": May 22, 1997.

          "Eligible Assignee": a Lender, any affiliate of a Lender and any other bank, insurance company, pension fund, mutual fund or other financial institution.

           "Environmental Laws": any and all federal, state
and  local  laws  relating  to the  environment,  the  use,
storage,  transporting, manufacturing, handling, discharge,
disposal or recycling of hazardous substances, materials or
pollutants  or  industrial hygiene, and including,  without
limitation,  (i) the Comprehensive Environmental  Response,
Compensation  and Liability Act, as amended, 42  USCA  9601
et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA 6901 et seq.; (iii) the Toxic
Substance  Control Act, as amended, 15 USCA 2601  et  seq.;
(iv)  the Water Pollution Control Act, as amended, 33  USCA
1251  et  seq.; (v) the Clean Air Act, as amended, 42  USCA
7401  et  seq.; (vi) the Hazardous Materials Transportation
Authorization Act of 1994, as amended, 49 USCA 5101 et seq. and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

           "ERISA": the Employee Retirement Income Security
Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

           "ERISA Affiliate": as to any Person, each  other
Person (whether or not incorporated) which is required to be aggregated with such Person pursuant to Section 414 of the Code.

             "Eurodollar   Advances":   collectively,   the
Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being main tained at a rate of interest based upon the Eurodollar
Rate.

          "Eurodollar Interest Period": with respect to any
Eurodollar  Advance requested by the Borrower,  the  period
commencing  on, as the case may be, the Borrowing  Date  or
Conversion Date with respect to such Eurodollar Advance and
ending one, two, three or six months thereafter as selected
by the Borrower in its irrevocable Borrowing Request or its
irrevocable  Notice of Conversion, provided, however,  that
(i)  if any Eurodollar Interest Period would otherwise  end
on a day which is not a Business Day, such Eurodollar Inter
est  Period  shall be extended to the next succeeding  Busi
ness  Day unless the result of such extension would  be  to
carry such Eurodollar Interest Period into another calendar
month, in which event such Eurodollar Interest Period shall
end  on  the immediately preceding Business Day,  (ii)  any
Eurodollar  Interest  Period  which  begins  on  the   last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month and (iii) no Eurodollar Interest Period shall end after the Maturity
Date. Eurodollar Interest Periods shall be subject to the provisions of Section 3.4.

           "Eurodollar Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on
Schedule 1.1; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar
Advances,  as reported by such Lender to the Administrative
Agent  and  the Borrower and (ii) in the case of any  other
Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Ac ceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining
Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower.

          "Eurodollar Rate": with respect to the Eurodollar
Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Administra tive Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                (a)   the rate, as reported by BNY  to  the
Administrative Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Eurodollar
Interest Period shall apply for a period equal to such Eurodollar Interest Period, as quoted at approximately
11:00 a.m. two Business Days prior to the first day of such Interest Period, by

                (b)   a  number  equal to  1.00  minus  the
aggregate  of  the  then stated maximum rates  during  such
Eurodollar  Interest  Period of  all  reserve  requirements
(including,   without   limitation,  marginal,   emergency,
supplemental and special reserves), expressed as a decimal,
established  by  the  Board  of Governors  of  the  Federal
Reserve System and any other banking authority to which BNY
and  other  major  United  States money  center  banks  are
subject,  in respect of eurocurrency funding (currently  re
ferred to as "Eurocurrency Liabilities" in Regulation D  of
the Board of Governors of the Federal Reserve System) or in
respect  of  any  other  category of liabilities  including
deposits  by  reference  to  which  the  interest  rate  on
Eurodollar  Advances  is  determined  or  any  category  of
extensions  of credit or other assets which includes  loans
by  non-domestic  offices of any Lender  to  United  States
residents.    Such  reserve  requirements  shall   include,
without limitation, those imposed under such Regulation  D.
Eurodollar Advances shall be deemed to constitute Eu rocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regula tion D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

          "Event of Default": as defined in Section 9.1.

           "Exchange Act": the Securities Exchange  Act  of
1934, as amended.

           "Existing Bank Debt": collectively, the Indebted ness of the Borrower under the Wells Fargo Loan Documents, including, without limitation, all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder.

           "Existing Letters of Credit": collectively, the Letters of Credit listed on Schedule 4.20, each of which was issued by Wells Fargo.

          "Facility Fee": as defined in Section 3.2(a).

           "Federal  Funds Rate": for any day, a  rate  per
annum  (expressed as a decimal, rounded upwards,  if  neces
sary, to the next higher 1/100 of 1%) equal to the weighted
average   of   the   rates  on  overnight   federal   funds
transactions with members of the Federal Reserve System ar ranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal
Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative
Agent.

          "Fees": as defined in Section 2.11.

           "Financial Officer": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

           "Financial  Statements": as defined  in  Section
4.13.

           "Fixed Charge Coverage Ratio": at any date of determination, the ratio of (i) Consolidated EBITDA minus
Capital Expenditures (other than Capital Expenditures (not in excess of $5,000,000) made in connection with the construction of a facility adjacent to the Borrower's Reno, Nevada headquarters), to Consolidated Fixed Charges for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the im mediately preceding four fiscal quarter period.

           "GAAP": generally accepted accounting principles
set  forth  in  the  opinions  and  pronouncements  of  the
Accounting  Principles Board and the American Institute  of
Certified  Public  Accountants and in  the  statements  and
pronouncements of the Financial Accounting Standards  Board
or  in such other statement by such other entity as may  be
approved   by  a  significant  segment  of  the  accounting
profession, which are applicable to the circumstances as of the date of determination, consistently applied.

           "Gaming Authority": collectively, (i) the Nevada
Gaming  Commission,  (ii) the Nevada State  Gaming  Control
Board, (iii) the Mississippi Gaming Commission and (iv) any
other   Governmental  Authority  that   holds   regulatory,
licensing  or  permit  authority over gambling,  gaming  or
casino   activities   conducted   by   Borrower   and   the
Subsidiaries within its jurisdiction.

          "Gaming Law": as to any Person, all provisions of
constitutions, statutes, rules, regulations and  orders  of
Gaming   Authorities  and  other  Governmental  Authorities
applicable to such Person and its Properties, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party.

           "Gaming License": any license or other permit, consent, approval or authorization issued by a Gaming
Authority which is necessary for the maintenance and opera tion by the Borrower or any of its Subsidiaries of any of its respective businesses.

           "Governmental Authority": any foreign,  federal,
state,  municipal or other government, or  any  department,
commission,  board,  bureau, agency,  public  authority  or
instrumentality  thereof,  or  any  court  or   arbitrator,
including, without limitation, any Gaming Authority.

          "Hazardous Substance": any hazardous or toxic sub
stance,  material or waste, including, but not limited  to,
(i)  those substances, materials, and wastes listed in  the
United   States  Department  of  Transportation   Hazardous
Materials  Table  (49 CFR 172.101) or by the  Environmental
Protection Agency as hazardous substances (40 CFR Part 302)
and  amendments thereto and replacements thereof  and  (ii)
any  substance,  pollutant  or  material  defined  as,   or
designated  in,  any  Environmental  Law  as  a  "hazardous
substance,"   "toxic   substance,"  "hazardous   material,"
"hazardous    waste,"   "restricted    hazardous    waste,"
"pollutant," "toxic pollutant" or words of similar import.

           "Highest Lawful Rate": as to any Lender or the Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held by it or by the Issuing Bank on the Reimbursement Agreements, as the case may be, or which may be owing to such Lender or the Issuing Bank pursuant to the Loan Documents under the laws applicable to such Lender or the Issuing Bank and this transaction.

           "IGT": IGT, a Nevada corporation and a wholly-owned Subsidiary of the Borrower.

           "IGT Europe": IGT Europe b.v., a Netherlands corporation and a wholly-owned Subsidiary of the Borrower.

            "IGT   Japan":  IGT-Japan  k.k.,   a   Japanese
corporation and a wholly-owned Subsidiary of the Borrower.

          "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of busi ness), (iii) indebtedness evidenced by notes, bonds, deben tures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit is sued for the account of such Person and, without du plication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vii) Capital Lease Obligations, (viii) all obligations of such Person in respect of Capital Stock subject to mandatory redemption or redemption at the option of the holder thereof, in whole or in part, and (ix) all Contingent Obligations of such Person in respect of any of the foregoing.

           "Indemnified Liabilities": as defined in Section
11.5.

          "Indemnified Person": as defined in Section 11.8.

          "Indemnified Tax": as defined in Section 3.10(a).

           "Indemnified Tax Person": as defined in  Section
3.10(a).

           "Intercompany Indebtedness": loans which are (i) made by the Borrower to any wholly-owned Subsidiary of the Borrower or (ii) made by any wholly-owned Subsidiary of the Borrower to the Borrower or to any other wholly-owned
Subsidiary of the Borrower.

           "Interest  Payment Date":  (i)  as  to  any  ABR
Advance,  the  last day of each March, June, September  and
December  commencing on the first of  such  days  to  occur
after such ABR Advance is made or any Eurodollar Advance is
converted  to  an  ABR Advance, (ii) as to  any  Eurodollar
Advance  as to which the Borrower has selected a Eurodollar
Interest  Period of one, two or three months, the last  day
of  such  Eurodollar  Interest  Period,  (iii)  as  to  any
Eurodollar Advance as to which the Borrower has selected  a
Eurodollar Interest Period of six months, the day which  is
three  months  after  the first day of such  Eurodollar  In
terest  Period and the last day of such Eurodollar Interest
Period; (iv) as to any Competitive Bid Loan as to which the
Borrower has selected a Competitive Interest Period  of  90
days  or  less,  the last day of such Competitive  Interest
Period, (v) as to any Competitive Bid Loan as to which the Borrower has selected a Competitive Interest Period of more than 90 days, the day which is 90 days after the first day of such Competitive Interest Period and the last day of such Competitive Interest Period; and (vi) as to all Advances and all Competitive Bid Loans, the Maturity Date.

           "Interest Period": a Eurodollar Interest Period or a Competitive Interest Period, as the case may be.

            "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate fluctuations, as the same may be amended, supplemented or otherwise modified from time to time.

          "Investments": as defined in Section 8.5.

           "Invitation  to  Bid":  an  invitation  to  make
Competitive Bids in the form of Exhibit J.

          "Issuing Bank": BNY.

           "Jackpot Assets": at any date of determination, the aggregate of all current and long term Investments of the Borrower and its Subsidiaries (determined on a Consoli dated basis in accordance with GAAP) segregated to fund
Jackpot Liabilities, in each case valued in accordance with GAAP.

            "Jackpot   Liabilities":   at   any   date   of
determination, the aggregate of all current and  long  term
liabilities   of   the   Borrower  and   its   Subsidiaries
(determined  on  a  Consolidated basis in  accordance  with
GAAP)   in  respect  of  interlinked  progressive   systems
jackpots, including, without limitation, Megabucks,  Nevada
Nickels,  Fabulous Fifties, High Rollers  Quarters  Deluxe,
Dollars Gold, Keno Deluxe and other similar systems.

           "Jackpot Ratio": at any date of determination, the ratio of (i) Jackpot Assets held by the Borrower and its Subsidiaries on such date to (ii) Jackpot Liabilities on such date.

           "Letters of Credit": collectively, the  Existing
Letters of Credit and the Additional Letters of Credit, and, individually, any thereof.

          "Letter of Credit Commissions": as defined in Sec tion 3.2(b).

           "Letter of Credit Commitment": the commitment of the Issuing Bank to issue Additional Letters of Credit having an aggregate outstanding face amount together with the Existing Letters of Credit up to the Letter of Credit
Commitment Amount, and the commitment of the Lenders to participate in the Letter of Credit Exposure as set forth in Section 2.9.

             "Letter    of   Credit   Commitment   Amount":
$10,000,000.

           "Letter of Credit Exposure": at any time, (i) in
respect  of all the Lenders, the sum at such time,  without
duplication,  of (x) the aggregate undrawn face  amount  of
the outstanding Letters of Credit, (y) the aggregate amount
of  unpaid drafts drawn on all Letters of Credit,  and  (z)
the   aggregate  unpaid  Reimbursement  Obligations  (after
giving effect to any Revolving Credit Loans made on such date to pay any such Reimbursement Obligations), and (ii) in respect of any Lender, an amount equal to such Lender's
Commitment Percentage multiplied by the amount determined under clause (i) of this definition.

          "Letter of Credit Request": a request in the form of Exhibit C- 2.

           "Leverage Ratio": at any date of determination, the ratio of (x) Consolidated Total Debt on such date to
(y) Consolidated EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period.

           "Lien":  any  mortgage,  pledge,  hypothecation,
assignment,    deposit    or   preferential    arrangement,
encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

           "Loan": a Revolving Credit Loan or a Competitive
Bid Loan, as the case may be.

           "Loan  Documents": collectively, this Agreement,
the  Notes,  the  Reimbursement Agreements  and  all  other
agreements, instruments and documents executed or delivered
in   connection   herewith,  in  each  case   as   amended,
supplemented or otherwise modified from time to time.

           "Loans": the Revolving Credit Loans or the C ompetitive Bid Loans, as the case may be.

           "Managing Person": with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or
(v)  any  other Person, the managing body thereof or  other
Person analogous to the foregoing.

          "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal
Reserve System, as amended, supplemented or otherwise modified from time to time.

           "Material  Adverse Change": a  material  adverse
change in (i) the financial condition, operations, business
or Property of (A) the Borrower or (B) the Borrower and its
Subsidiaries  taken  as a whole, (ii) the  ability  of  the
Borrower   to  perform  its  obligations  under  the   Loan
Documents or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

           "Material Adverse Effect": a material adverse ef
fect  on  (i) the financial condition, operations, business
or Property of (A) the Borrower or (B) the Borrower and its
Subsidiaries  taken  as a whole, (ii) the  ability  of  the
Borrower   to  perform  its  obligations  under  the   Loan
Documents or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

           "Maturity Date": May 22, 2002, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

          "Maximum Offer": as defined in Section 2.4(b).

          "Maximum Request": as defined in Section 2.4(a).

           "Moody's": Moody's Investors Service, Inc., or any successor thereto.

          "Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

           "Net Proceeds": with respect to any Disposition, the aggregate gross sales proceeds received by the Borrower or such Subsidiary in connection with such Disposition minus the sum of (i) sales and other commissions and legal and other expenses incurred in connection with such Disposi tion, (ii) any taxes paid or reasonably estimated by the Borrower to be payable by the Borrower or such Subsidiary, as the case may be, in connection therewith within 30 days after the date thereof, and (iii) the amount of Indebted ness secured by the Property subject to such Disposition which, in accordance with the terms governing such Indebted ness, is required to be repaid upon such Disposition.

           "Note": a Revolving Credit Note or a Competitive
Bid Note, as the case may be.

          "Note Agreement": the Note Agreement, dated as of September 30, 1994, among the Borrower and the purchasers therein named, pursuant to which the Borrower issued
$100,000,000  principal  amount  7.84%  Senior  Notes,  due
September 1, 2004, as the same may be amended, supplemented or otherwise modified from time to time.

           "Notes":  the Revolving Credit Notes and/or  the
Competitive Bid Notes, as the case may be.

          "Notice of Conversion": a notice substantially in the form of Exhibit D.

          "Obligations": as defined in Section 2.12.

          "Other Taxes": as defined in Section 3.10(c).

           "Operating Entity": any Person or any business, going concern, operating unit, division or segment of a Per son which is, or could be, operated separate and apart from
(i) the other businesses and operations of such Person,  or
(ii) any other line of business or business segment.

           "Organizational Documents": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited li ability company, the limited liability company operating agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

           "Outstandings": as of any date and with respect to any Lender or the Issuing Bank, as the case may be, an amount equal to (a) with respect to such Lender, (i) the aggregate outstanding principal balance on such date of all the Loans of such Lender, plus (ii) the excess as of such date of (A) the aggregate sum of all payments made by such Lender on or after the Effective Date in participation of the Reimbursement Obligations, over (B) the aggregate sum of all reimbursements of such Lender on or after the Effective Date in respect thereof, and (b) with respect to the Issuing Bank, the excess of (i) the aggregate sum of all drafts honored on or after the Effective Date under all Letters of Credit issued by the Issuing Bank, over (ii) the aggregate sum of all payments made to the Issuing Bank on or after the Effective Date by the Borrower and the Lenders in reimbursement thereof or participation therein, as the case may be.

          "Outstanding Percentage": as of any date and with respect to any Lender or the Issuing Bank, as the case may be, a fraction, the numerator of which is the Outstandings of such Lender or the Issuing Bank, as the case may be, on such date, and the denominator of which is the aggregate
Outstandings of the Issuing Bank and the Lenders on such date.

           "Pension Plan": any "employee pension benefit plan" (as such term is defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is subject to Title
IV of ERISA and is maintained by Borrower or any of its ERISA Affiliates or to which Borrower or any of its ERISA
Affiliates contributes or has an obligation to contribute.

          "Permitted Acquisition": an Acquisition permitted by Section 8.3.

          "Permitted Lien": a Lien permitted to exist under
Section 8.2.

           "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

          "Portion": as defined in Section 2.4(b).

           "Pricing Level": Pricing Level I, Pricing  Level
II, Pricing Level III, Pricing Level IV or Pricing Level V, as applicable. In determining the appropriate Pricing
Level, in the event that the Senior Debt Rating by Standard
& Poor's and Moody's (i) is split-rated by one level, the higher of such Senior Debt Ratings shall be used and (ii) is split-rated by more than one level, then the average of such Senior Debt Ratings shall be used.

           "Pricing Level I": the applicable Pricing Level any time when the Borrower's Senior Debt Rating is equal to A- or higher by Standard and Poor's or A3 or higher by Moody's or the Leverage Ratio is less than or equal to 1.00:1.00.

           "Pricing Level II": the applicable Pricing Level any time when the Borrower's Senior Debt Rating is equal to BBB+ or higher by Standard and Poor's or Baa1 or higher by Moody's or the Leverage Ratio is less than or equal to 1.50:1.00 but greater than 1.00:1.00 and Pricing Level I is not applicable.

          "Pricing Level III": the applicable Pricing Level any time when the Borrower's Senior Debt Rating is equal to BBB or higher by Standard and Poor's or Baa2 or higher by Moody's or the Leverage Ratio is less than or equal to 2.00:1.00 but greater than 1.50:1.00 and neither Pricing
Level I nor Pricing Level II is applicable.

           "Pricing Level IV": the applicable Pricing Level any time when the Borrower's Senior Debt Rating is equal to BBB- or higher by Standard and Poor's or Baa3 or higher by Moody's or the Leverage Ratio is less than or equal to 2.50:1.00 but greater than 2.00:1.00 and neither Pricing
Level I, Pricing Level II nor Pricing Level III is ap plicable.

           "Pricing Level V": the applicable Pricing Level any time when (i) the Borrower's Senior Debt Rating is equal to BB+ or lower by Standard and Poor's or Ba1 or lower by Moody's and neither Pricing Level I, Pricing Level
II, Pricing Level III nor Pricing Level IV is applicable or
(ii) if the Borrower ceases to have a Senior Debt Rating, at any time when the Leverage Ratio is greater than 2.50:1.00.

           "Prohibited Transaction": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or
Section 408 of ERISA.

            "Property":   all  types  of  real,   personal,
tangible, intangible or mixed property.

           "Proposed Bid Rate": as applied to any Remaining
Interest Period with respect to a Lender's Competitive  Bid
Loan,  the  rate per annum that such Lender in  good  faith
would   have  quoted  to  the  Borrower  had  the  Borrower
requested that such Lender make a Competitive Bid Loan on the first day of such Remaining Interest Period, assuming no Default or Event of Default existed on such day and that the Borrower had the right to borrow hereunder on such day, such rate to be determined by such Lender in good faith in its sole discretion.

          "Proposed Lender": as defined in Section 3.12.

           "Real Property": all real property owned or leased by the Borrower or any of its Subsidiaries.

           "Regulatory  Change": (i)  the  introduction  or
phasing  in  of  any  law,  rule or  regulation  after  the
Effective Date, (ii) the issuance or promulgation after the
Effective Date of any directive, guideline or request  from
any Governmental Authority (whether or not having the force
of  law), or (iii) any change after the Effective  Date  in
the  interpretation of any existing law, rule,  regulation,
directive,   guideline  or  request  by  any   Governmental
Authority charged with the administration thereof.

           "Reimbursement Agreement": as defined in Section
2.8(b).

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank for amounts drawn under a Letter of Credit.

           "Remaining  Interest Period": (i) in  the  event
that  the  Borrower shall fail for any reason to  borrow  a
Revolving  Credit Loan in respect of which  it  shall  have
requested a Eurodollar Advance or convert an Advance  to  a
Eurodollar  Advance  after  it  shall  have  notified   the
Administrative Agent of its intent to do so, a period equal to the Eurodollar Interest Period that the Borrower elected in respect of such Eurodollar Advance; (ii) in the event that the Borrower shall fail for any reason to borrow a Com petitive Bid Loan after it shall have accepted one or more offers of Competitive Bid Loans, a period equal to the Competitive Interest Period that the Borrower elected in re spect of such Competitive Bid Loan; (iii) in the event that a Eurodollar Advance or a Competitive Bid Loan shall termi nate for any reason prior to the last day of the Interest
Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or (iv) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance or a Competitive
Bid Loan prior to the last day of the Interest Period ap plicable thereto, a period equal to the period from and in cluding the date of such prepayment or repayment to but ex cluding the last day of such Interest Period.

           "Required Lenders": at any time (i) prior to the Commitment Termination Date, Lenders having Commitment
Amounts  greater  than  or equal to 51%  of  the  Aggregate
Commitment Amount, and (ii) at all other times, the Issuing
Bank and the Lenders having Outstandings greater than or equal to 51% of the aggregate Outstandings of the Issuing
Bank and the Lenders (or, if no there are no Outstandings at such time, Lenders having Commitment Amounts greater than or equal to 51% of the Aggregate Commitment Amount on the last day on which Commitments did exist).

           "Reserve Period": the period beginning on the Effective Date and ending on the earlier of (i) the day on which the Borrower satisfies the conditions set forth in
Section 5.2 and (ii) September 2, 1997.

           "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital
Stock to the holders of such shares) and (ii) any redemp tion, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock or other equity interest in such Person now or hereafter outstanding.

           "Revolving Credit Exposure": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving
Credit  Loans,  plus (ii) an amount equal to such  Lender's
Letter of Credit Exposure.

           "Revolving  Credit Loan" and  "Revolving  Credit
Loans": as defined in Section 2.1.

           "Revolving  Credit Note" and  "Revolving  Credit
Notes": as defined in Section 2.2.

           "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

           "Senior Debt Rating": at any date, the credit rating identified by Standard & Poor's or Moody's as the credit rating which (i) it has assigned to long term senior debt of the Borrower or (ii) would assign to long term senior debt of the Borrower were the Borrower to issue or have outstanding any long term senior debt on such date.
If either (but not both) Moody's or Standard & Poor's shall cease to be in the business of rating corporate debt obliga tions, the Pricing Level shall be determined on the basis of the ratings provided by the other rating agency and the Leverage Ratio.

           "Senior Note Reserve Amount": $100,000,000, as the same may be reduced from time to time pursuant to
Section 2.5.

           "Senior  Notes":  the 7.84%  Senior  Notes,  due
September  1, 2004, and issued by the Borrower pursuant  to
the   Note   Agreement,  as  the  same  may   be   amended,
supplemented or otherwise modified from time to time.

           "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Administrative Agent.

           "Standard  & Poor's": Standard & Poor's  Ratings
Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

           "Standby  Letter of Credit": a Letter of  Credit
issued   by  the  Issuing  Bank  hereunder  other  than   a
Documentary Letter of Credit, including direct-pay Letters of Credit.

           "Submission  Deadline": as  defined  in  Section
2.4(b).

           "Subsidiary": as to any Person, any corporation,
association, partnership, limited liability company,  joint
venture  or other business entity of which such  Person  or
any  Subsidiary  of  such Person, directly  or  indirectly,
either  (i)  in respect of a corporation, owns or  controls
more  than  50%  of  the outstanding Capital  Stock  having
ordinary  voting power to elect a majority of the  Managing
Person, irrespective of whether a class or classes shall or
might  have voting power by reason of the happening of  any
contingency,   or  (ii)  in  respect  of  an   association,
partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

          "Taxes": as defined in Section 3.10(a).

           "Tax  on  the  Income": as  defined  in  Section
3.10(a).

           "Type":  with  respect to any  Revolving  Credit
Loan, the character of such Revolving Credit Loan as an ABR
Advance or a Eurodollar Advance, each of which constitutes a type of loan.

          "United States": the United States of America (in cluding the States thereof and the District of Columbia).

           "Unqualified  Amount":  as  defined  in  Section
3.1(c).

          "Upstream Dividends": as defined in Section 8.11.

           "U.S. Person": a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United
States,  or any estate or trust that is subject  to  United
States federal income taxation regardless of the source of its income.

            "Wells   Fargo":  Wells  Fargo  Bank,  National
Association.

           "Wells Fargo Loan Documents": collectively, (i) the Credit Agreement, dated as of March 25, 1997, between the Borrower and Wells Fargo, (ii) the promissory note made by the Borrower to Wells Fargo pursuant thereto and (iii) all other documents executed and delivered by the Borrower or any of its Subsidiaries in connection therewith.

     1.2. Principles of Construction

           (a)   All terms defined in a Loan Document shall
have the meanings given such terms therein when used in the
other  Loan Documents or any certificate, opinion or  other
document   made  or  delivered  pursuant  thereto,   unless
otherwise defined therein.

          (b) As used in the Loan Documents and in any cer tificate, opinion or other document made or delivered pursu ant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Administrative
Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required
Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

           (c)  The words "hereof", "herein", "hereto"  and
"hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and ex hibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

           (d) The phrase "may not" is prohibitive and not permissive.

          (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

           (f)   Unless  specifically provided  in  a  Loan
Document to the contrary, any reference to a time shall refer to such time in New York.

           (g)   Unless  specifically provided  in  a  Loan
Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

           (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

2.   AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

     2.1. Revolving Credit Loans

           Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving
Credit  Loans of such Lender and with the Revolving  Credit
Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment
Period, provided that immediately after giving effect thereto (i) such Lender's Revolving Credit Exposure would not exceed such Lender's Available Commitment Amount, and
(ii) the Aggregate Credit Exposure would not exceed the Ag gregate Available Commitment Amount. During the Commitment
Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3 and 3.3, at the option of the Borrower, Revolving Credit Loans may be made as one or more
(i) ABR Advances, (ii) Eurodollar Advances or (iii) any combination thereof.

     2.2. Revolving Credit Notes

           The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Revolving
Credit  Note"  and, collectively with the Revolving  Credit
Notes of all other Lenders, the "Revolving Credit Notes"), payable to the order of such Lender for the account of its Applicable Lending Office, dated the first Borrowing Date.
The  outstanding principal balance of the Revolving  Credit
Loans shall be due and payable on the Maturity Date.

     2.3. Procedure for Borrowing Revolving Credit Loans

            (a)    The   Borrower  may  borrow  under   the
Commitments  on  any  Business Day  during  the  Commitment
Period, provided that the Borrower shall notify the Adminis
trative Agent by the delivery of a Borrowing Request, which
shall   be  sent  by  telecopy  and  shall  be  irrevocable
(confirmed promptly, and in any event within five  Business
Days,  by  the delivery to the Administrative  Agent  of  a
Borrowing  Request  manually signed by  the  Borrower),  no
later than: 1:30 p.m., three Business Days prior to the  re
quested  Borrowing Date, in the case of Eurodollar Advances
and 1:30 p.m., on the requested Borrowing Date, in the case
of  ABR  Advances,  specifying (A) the aggregate  principal
amount  to  be borrowed under the Commitments, (B)  whether
such  borrowing is to be made from the Senior Note  Reserve
Amount   in  connection  with  the  satisfaction   of   the
conditions set forth in Section 5.2, (C) the requested  Bor
rowing  Date, (D) whether such borrowing is to  consist  of
one or more Eurodollar Advances, ABR Advances, or a combina
tion thereof and (E) if the borrowing is to consist of  one
or  more  Eurodollar Advances, the length of  the  Interest
Period   for  each  such  Eurodollar  Advance.   Each   (i)
Eurodollar Advance to be made on a Borrowing Date, when ag gregated with all amounts to be converted to a Eurodollar
Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $2,500,000 or such amount plus a whole multiple of $500,000 in excess thereof, and (ii) each ABR Advance made on each Borrowing Date shall equal no less than $1,000,000 or such amount plus a whole multiple of $200,000 in excess thereof or, if less, the unused portion of the Aggregate Available
Commitment Amount.

           (b)  Upon receipt of each Borrowing Request, the
Administrative  Agent  shall promptly  notify  each  Lender
thereof.  Subject to its receipt of the notice referred  to
in the preceding sentence, each Lender will make the amount
of  its  Commitment  Percentage of the requested  Revolving
Credit Loans available to the Administrative Agent for  the
account of the Borrower at the office of the Administrative
Agent set forth in Section 11.2 not later than 3:30 p.m. on
the  relevant Borrowing Date requested by the Borrower,  in
funds immediately available to the Administrative Agent  at
such  office.   The  amounts  so  made  available  to   the
Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative
Agent specified in Section 11.2 by wire transfer to the bank account specified by the Borrower in the Account
Designation Letter on file with the Administrative Agent, it being understood that for all purposes under this Agree ment, the Administrative Agent may rely and shall be fully protected in relying on an Account Designation Letter until it receives written instructions from an Authorized Signa tory of the Borrower to the contrary.

           (c)   Unless the Administrative Agent shall have
received  prior  notice  from a  Lender  (by  telephone  or
otherwise, such notice to be promptly confirmed by telecopy
or  other writing) that such Lender will not make available
to   the  Administrative  Agent  such  Lender's  Commitment
Percentage of the Revolving Credit Loans requested  by  the
Borrower,  the  Administrative Agent may assume  that  such
Lender  has made such share available to the Administrative
Agent  on  the  Borrowing  Date  in  accordance  with  this
Section, provided that such Lender received notice  of  the
requested  Revolving Credit Loans from  the  Administrative
Agent,  and the Administrative Agent may, in reliance  upon
such assumption, make available to the Borrower on the  Bor
rowing  Date a corresponding amount.  If and to the  extent
such  Lender  shall  not have so made  its  Commitment  Per
centage  of  such Revolving Credit Loans available  to  the
Administrative  Agent  and  such  Lender  shall  not   have
provided  such  prior  notice to the  Administrative  Agent
pursuant to the previous sentence, such Lender and the  Bor
rower  severally  agree to pay to the Administrative  Agent
forthwith  on  demand  such corresponding  amount  (to  the
extent not previously paid by the other), together with  in
terest  thereon for each day from the date such  amount  is
made  available to the Borrower to the date such amount  is
paid to the Administrative Agent, at a rate per annum equal
to,  in  the case of the Borrower, the applicable  interest
rate set forth in Section 3.1 for ABR Advances, and, in the
case  of such Lender, at a rate of interest per annum equal
to  the  Federal Funds Rate for the first three days  after
the due date of such payment until the date such payment is
received by the Administrative Agent and the Federal  Funds
Rate  plus  2%  thereafter.  Such payment by the  Borrower,
however,  shall be without prejudice to its rights  against
such   Lender.    If   such  Lender  shall   pay   to   the
Administrative Agent such corresponding amount, such amount
so  paid  shall  constitute such Lender's Revolving  Credit
Loan as part of the Revolving Credit Loans for purposes  of
this Agreement, which Revolving Credit Loan shall be deemed
to  have  been  made by such Lender on the  Borrowing  Date
applicable  to  such  Revolving  Credit  Loans,  it   being
understood  that the Borrower shall have no  obligation  to
pay interest to such Lender on such corresponding amount to
the  extent that it shall have paid interest thereon to the
Administrative  Agent  for  the period  during  which  such
amount   was  made  available  to  the  Borrower   by   the
Administrative Agent.

           (d)   If  a Lender makes a new Revolving  Credit
Loan on a Borrowing Date on which the Borrower is to repay a Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new
Revolving Credit Loan over the Loan being repaid need be made available to the Administrative Agent.

     2.4. Competitive Bid Loans; Procedure

           (a)   The  Borrower may, provided no Default  or
Event of Default shall then exist or be continuing, make  a
request  for  a  Competitive  Bid  Loan  by  delivering   a
Competitive Bid Request to the Administrative Agent as  set
forth below by 1:30 p.m. at least one Business Day prior to
the  proposed Borrowing Date.  Each Competitive Bid Request
given to the Administrative Agent (which shall promptly  on
the same day give notice thereof to each Lender by telecopy
transmission of an Invitation to Bid if the Competitive Bid
Request is not rejected pursuant to this Section) shall  be
given   in  writing  by  telecopy  transmission  (confirmed
promptly,  and in any event within five Business  Days,  by
the  delivery to the Administrative Agent of a  Competitive
Bid  Request  manually signed by the Borrower),  and  shall
specify (i) the proposed Borrowing Date, which shall  be  a
Business  Day,  (ii) the aggregate amount of the  requested
Competitive Bid Loans (the "Maximum Request"), which  shall
be in a principal amount equal to $2,500,000 or such amount
plus  a whole multiple of $500,000 in excess thereof, (iii)
the  Competitive Interest Period(s) therefor and  the  last
day  of each such Competitive Interest Period, and (iv)  if
more  than one Competitive Interest Period is so specified,
the  principal  amount allocable to each  such  Competitive
Interest  Period  (which  amount shall  not  be  less  than
$2,500,000 or such amount plus a whole multiple of $500,000
in  excess  thereof);  provided however,  that  immediately
after  giving effect to the requested Competitive Bid Loan,
the   Aggregate  Credit  Exposure  shall  not  exceed   the
Aggregate  Available Commitment Amount.  A Competitive  Bid
Request that does not conform substantially to the form  of
Exhibit  I shall be rejected, and the Administrative  Agent
shall promptly notify the Borrower of such rejection.   Not
withstanding anything contained herein to the contrary, (i)
not more than three Competitive Interest Periods may be  re
quested  pursuant to any Competitive Bid Request, and  (ii)
not  more  than  eight Competitive Bid  Loans  may  be  out
standing  in  the  aggregate at  any  one  time,  provided,
however,  that  at  no  time  shall  the  number   of   the
Competitive Interest Periods in respect of outstanding Com petitive Bid Loans and Eurodollar Interest Periods in respect of outstanding Eurodollar Advances exceed ten.

           (b)  Each Lender in its sole discretion may (but
is not obligated to) submit one or more Competitive Bids to
the  Administrative Agent not later than 12:00 noon on  the
proposed  Borrowing Date specified in such Competitive  Bid
Request  (such  time  being herein called  the  "Submission
Deadline"),  by  telecopy  or other  writing,  and  thereby
irrevocably  offer to make all or any part (any  such  part
referred  to  as a "Portion") of any Competitive  Bid  Loan
described in the relevant Competitive Bid Request at a rate
of interest per annum (each a "Bid Rate") specified therein
in   an  aggregate  principal  amount  of  not  less   than
$2,500,000 or such amount plus a whole multiple of $500,000
in excess thereof, provided that Competitive Bids submitted
by  BNY  may only be submitted if BNY notifies the Borrower
of  the  terms of its Competitive Bid not later than thirty
minutes   prior  to  the  Submission  Deadline.    Multiple
Competitive  Bids  may be delivered to  the  Administrative
Agent  by  a Lender.  The aggregate Portions of Competitive
Bid Loans for any or all Competitive Interest Periods offered by each Lender in its Competitive Bid may exceed the Maximum Request contained in the relevant Competitive

Bid  Request, provided that each Competitive Bid shall  set
forth  the maximum aggregate amount of the Competitive  Bid
Loans  offered thereby which the Borrower may  accept  (the
"Maximum Offer"), which Maximum Offer shall not exceed  the
Maximum  Request.   If  the Administrative  Agent  has  not
received a Competitive Bid from any Lender by the Submis sion Deadline, such Lender shall be deemed not to have made a Competitive Bid and shall not be permitted or obligated to make a Competitive Bid Loan on the proposed Borrowing
Date.

          (c)  The Administrative Agent shall promptly give
notice  by  telephone (promptly confirmed  by  telecopy  or
other  writing)  to  the Borrower of all  Competitive  Bids
received   by  the  Administrative  Agent  prior   to   the
Submission  Deadline which comply in all material  respects
with  this  Section.   The Borrower,  shall,  in  its  sole
discretion,  but  subject  to Section  2.4(d),  irrevocably
accept  or reject any such Competitive Bid (or any  Portion
thereof)  not  later than 12:30 p.m.  on  the  day  of  the
Submission  Deadline by notice to the Administrative  Agent
by telephone (confirmed by telecopy or other writing in the
form of a Competitive Bid Accept/Reject Letter promptly the
same  day).   Promptly upon receipt by  the  Administrative
Agent  of such a Competitive Bid Accept/Reject Letter,  the
Administrative Agent will give notice to each Lender that submitted a Competitive Bid as to the extent, if any, that such Lender's Competitive Bid shall have been accepted. If the Administrative Agent fails to receive notice from the Borrower of its acceptance or rejection of any Competitive
Bids  at or prior to 1:00 p.m. on the day of the Submission
Deadline, all such Competitive Bids shall be deemed to have been rejected by the Borrower, and the Administrative Agent will give to each Lender that submitted a Competitive Bid notice of such rejection by telephone on such day. In due course following the acceptance of any Competitive Bid, the Administrative Agent shall notify each Lender which submit ted a Competitive Bid, in the form of a Competitive Bid
Loan  Confirmation, of the amount, maturity  date  and  Bid
Rate for each Competitive Bid Loan.

           (d)   If  the  Borrower accepts a Portion  of  a
proposed  Competitive  Bid Loan for  a  single  Competitive
Interest  Period  at the Bid Rate provided  therefor  in  a
Lender's  Competitive  Bid, such  Portion  shall  be  in  a
principal amount of $2,500,000 or such amount plus a  whole
multiple  of  $500,000 in excess thereof (subject  to  such
lesser allocation as may be made pursuant to the provisions
of this Section 2.4(d)).  The aggregate principal amount of
Competitive  Bid  Loans accepted by the Borrower  following
Competitive  Bids responding to a Competitive  Bid  Request
shall  not  exceed  the  Maximum  Request.   The  aggregate
principal amount of Competitive Bid Loans accepted  by  the
Borrower  pursuant to a Lender's Competitive Bid shall  not
exceed  the  Maximum Offer therein contained.  If  the  Bor
rower  accepts any Competitive Bid Loans or Portion offered
in   any   Competitive  Bid,  the  Borrower   must   accept
Competitive  Bids (and Competitive Bid Loans  and  Portions
thereby  offered)  based exclusively upon the  successively
lowest  Bid  Rates within each Competitive Interest  Period
and  no other criteria.  If two or more Lenders submit  Com
petitive  Bids with identical Bid Rates for  the  same  Com
petitive  Interest  Period  and the  Borrower  accepts  any
thereof, the Borrower shall, subject to the first three sen
tences  of this Section 2.4(d), accept all such Competitive
Bids as nearly as possible in proportion to the amounts  of
such  Lender's  respective Competitive Bids with  identical
Bid  Rates  for such Competitive Interest Period, provided,
that  if  the  amount of Competitive Bid  Loans  to  be  so
allocated  is not sufficient to enable each such Lender  to
make such Competitive Bid Loan (or Portions thereof) in  an
aggregate  principal amount of $2,500,000  or  such  amount
plus  a  whole multiple of $500,000 in excess thereof,  the
Borrower shall round the Competitive Bid Loans (or Portions
thereof)  allocated  to  such  Lender  or  Lenders  as  the
Borrower  shall  select  as  necessary  to  a  minimum   of
$2,500,000 or such amount plus a whole multiple of $500,000 in excess thereof.

          (e) Not later than 3:30 p.m. on the relevant Bor rowing Date, each Lender whose Competitive Bid was accepted by the Borrower shall make available to the Administrative
Agent at its office set forth in Section 11.2, in im mediately available funds, the proceeds of such Lender's
Competitive Bid Loan(s). The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be made available by the Administrative Agent in like funds as received on such Borrowing Date to the Borrower by the Administrative Agent at the office of the Administrative
Agent set forth in Section 11.2 by wire transfer to the bank account specified by the Borrower in the Account
Designation Letter on file with the Administrative Agent.

           (f)   All  notices required by this Section  2.4
shall be given in accordance with Section 11.2.

           (g)   The  Competitive Bid Loans  made  by  each
Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2 (each, as indorsed or modified from time to time, a "Competitive
Bid Note" and, collectively with the Competitive Bid Notes of all other Lenders, the "Competitive Bid Notes"), payable to the order of such Lender for the account of its Applicable Lending Office, and dated the Effective Date.
Each Competitive Bid Loan shall be due and payable on the earlier of (i) the last day of the Competitive Interest
Period  applicable  thereto and  (ii)  the  Maturity  Date.
Competitive Bid Loans may not be prepaid.

     2.5. Termination or Reduction of Commitments

           (a)   Voluntary  Reductions. The Borrower  shall
have  the  right, upon at least three Business Days'  prior
written notice to the Administrative Agent, (i) at any time
when  the Aggregate Credit Exposure shall be zero  (and  no
Borrowing  Request, Letter of Credit Request or Competitive
Bid Request shall be pending), to terminate the Commitments
of  all of the Lenders, and (ii) at any time and from  time
to  time when the Aggregate Commitment Amount shall  exceed
the Aggregate Credit Exposure, to permanently reduce the Ag
gregate  Commitment Amount by a sum not  greater  than  the
amount  of  such excess, provided, however, that each  such
partial  reduction shall be in the amount of $2,500,000  or
such  amount plus a whole multiple of $2,500,000 in  excess
thereof.   In the event that the Borrower elects to  reduce
the Aggregate Commitment Amount during the Reserve Period, unless specified to the contrary in its written notice of such reduction, such reduction shall first be applied to reduce the Senior Note Reserve Amount.

             (b)    Mandatory   Reductions   Relating    to
Dispositions. The Aggregate Commitment Amount shall be permanently reduced by the amounts, at the times and to the extent required by Section 8.4(c).

           (c) Mandatory Reductions Relating to Redemption of Senior Notes. In the event that the Borrower has not satisfied the conditions set forth in Section 5.2 during the Reserve Period, the Aggregate Commitment Amount shall be permanently reduced by an amount equal to the Senior
Note Reserve Amount.

           (d)  In General. Each reduction of the Aggregate
Commitment  Amount shall be made by reducing each  Lender's
Commitment  Amount  by  an amount equal  to  such  Lender's
Commitment  Percentage  of such reduction.   Simultaneously
with each reduction of the Aggregate Commitment Amount under this Section, the Borrower shall pay the Facility Fee accrued on the amount by which the Aggregate Commitment
Amount has been reduced.

     2.6. Prepayments of the Loans

           (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Administrative Agent in writing no later than 1:00 p.m. on the proposed prepayment date, in the case of Revolving
Credit Loans consisting of ABR Advances and at least  three
Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Ad vances, specifying whether the Revolving Credit Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued in terest to the date of such payment on the amount prepaid.
Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepay ment of the Revolving Credit Loans pursuant to this subsection shall be in an aggregate principal amount of $2,500,000 or such amount plus a whole multiple of $500,000 in excess thereof, or, if less, the outstanding principal balance of the Revolving Credit Loans. After giving effect to any partial prepayment with respect to Eurodollar
Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed (subject to Section 3.3) $2,500,000 or such amount plus a whole mul tiple of $500,000 in excess thereof. Competitive Bid Loans may not be prepaid.

           (b)  Mandatory Prepayments of Loans Relating  to
Termination  of  the  Commitments  and  Reductions  of  the
Aggregate  Commitment Amount. Upon any termination  of  the
Commitments  of  all  of the Lenders,  the  Borrower  shall
prepay  the outstanding principal balance of the  Revolving
Credit  Loans and deposit into the Cash Collateral  Account
an  amount which would cause the balance on deposit in  the
Cash  Collateral Account to equal or exceed an amount equal
to  (i) the aggregate outstanding principal balance of  the
Competitive  Bid  Loans, plus (ii)  the  Letter  of  Credit
Exposure  of  all  Lenders.  Upon  each  reduction  of  the
Aggregate  Commitment  Amount,  if  the  Aggregate   Credit
Exposure would exceed the Aggregate Commitment Amount as so reduced, the Borrower shall either (A) prepay the Revolving
Credit Loans, or (B) make a deposit into the Cash Col lateral Account, or both, so that Aggregate Commitment
Amount as so reduced plus the balance on deposit in the Cash Collateral Account would exceed the Aggregate Credit
Exposure.

            (c)    In  General.  Simultaneously  with  each
prepayment of a Loan, the Borrower shall prepay all accrued
interest  on  the  amount  prepaid  through  the  date   of
prepayment.   Each prepayment under subsection  (b)  above,
shall be applied (i) first, to the outstanding principal amount of the Revolving Credit Loans, and (ii) second, to the outstanding principal amount of the Competitive Bid

Loans,  ratably  among the Lenders holding Competitive  Bid
Loans in proportion to the aggregate principal amount of Competitive Bid Loans held by each. Unless otherwise speci fied by the Borrower, each prepayment of Revolving Credit
Loans shall first be applied to ABR Advances. If any pre payment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable
Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.5.

     2.7. Use of Proceeds

           The  Borrower  agrees that the proceeds  of  the
Loans shall be used solely, directly or indirectly, to  (i)
repay the Existing Bank Debt, (ii) pay all of the Fees  due
hereunder, (iii) pay the reasonable out-of-pocket fees  and
expenses  incurred by the Borrower in connection  with  the
Loan  Documents and (iv) for the Borrower's  general  corpo
rate  purposes not inconsistent with the provisions hereof,
including  the  repurchase  of the  Capital  Stock  of  the
Borrower, provided, however, that the proceeds of any Loans
made  in connection with the satisfaction of the conditions
set forth in Section 5.2, shall be used solely to repay the
Indebtedness under the Senior Notes and related transaction
expenses.    Notwithstanding  anything  to   the   contrary
contained in any Loan Document, the Borrower agrees that no
part of the proceeds of any Loan will be used, directly  or
indirectly,   for  a  purpose  which  violates   any   law,
including, without limitation, the provisions of Regula tions G, T, U or X of the Board of Governors of the Federal
Reserve System, as amended.

     2.8. Letter of Credit Sub-Facility

           (a)  Wells Fargo issued the Existing Letters  of
Credit  under the Existing Wells Fargo Loan Documents.   As
of the Effective Date, each Lender (other than Wells Fargo)
severally assumes a portion of the risk associated with the
Existing   Letters  of  Credit  in  accordance   with   its
Commitment Percentage.  Subject to the terms and conditions
of  this Agreement, the Issuing Bank agrees, in reliance on
the  agreement  of the other Lenders set forth  in  Section
2.9, to issue Documentary Letters of Credit and Standby Let
ters  of  Credit (collectively, the "Additional Letters  of
Credit";  each,  individually,  an  "Additional  Letter  of
Credit")  during the Commitment Period for the  account  of
the  Borrower, provided that immediately after the issuance
of  each  Additional Letter of Credit  (i)  the  Letter  of
Credit  Exposure of all Lenders (whether  or  not  the  con
ditions for drawing under any Letter of Credit have or  may
be  satisfied)  would not exceed the Letter of  Credit  Com
mitment Amount and (ii) the Aggregate Credit Exposure would
not   exceed   the  Aggregate  Commitment   Amount.    Each
Additional Letter of Credit issued pursuant to this Section shall have an expiration date which shall be not later than the earlier of (i) twelve months after the date of issuance thereof or (ii) ten Business Days before the Maturity Date.
No Additional Letter of Credit shall be issued if the Administrative Agent, the Issuing Bank or any Lender by notice to the Administrative Agent no later than 1:00 p.m.
one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that any condi tion set forth in Section 5 or 6 has not been satisfied.
Wells Fargo agrees that it will not agree to or otherwise permit any amendment or other modification to, waiver under, or extension of, any Existing Letter of Credit, it being the intention of the parties that each Existing
Letter of Credit which would otherwise be extended on its stated expiration date shall be replaced, subject to the terms and conditions of this Agreement, on such stated expiration date by an Additional Letter of Credit.

           (b)   Each Additional Letter of Credit shall  be
issued  for  the account of the Borrower in support  of  an
obligation  of  the Borrower in favor if a beneficiary  who
has  requested the issuance of such Letter of Credit  as  a
condition to a transaction entered into in connection  with
the  Borrower's ordinary course of business.  The  Borrower
shall  give  the  Administrative Agent a Letter  of  Credit
Request  for  the  issuance of each  Additional  Letter  of
Credit  by 1:00 p.m., three Business Days prior to  the  re
quested  date  of issuance.  Each Letter of Credit  Request
shall  be  accompanied by the Issuing  Bank's  standard  Ap
plication and Agreement for Standby Letter of Credit (each,
a  "Reimbursement  Agreement") executed  by  an  Authorized
Signatory  of the Borrower, and shall specify  (i)  whether
the  requested Letter of Credit is a Documentary Letter  of
Credit  or a Standby Letter of Credit, (ii) the beneficiary
of  such  Letter of Credit and the obligations of  the  Bor
rower  in respect of which such Additional Letter of Credit
is  to  be issued, (iii) the Borrower's proposal as to  the
conditions  under which a drawing may be  made  under  such
Additional  Letter  of Credit and the documentation  to  be
required in respect thereof, (iv) the maximum amount to  be
available under such Additional Letter of Credit,  and  (v)
the  requested  dates  of issuance  and  expiration.   Upon
receipt of such Letter of Credit Request from the Borrower, the Administrative Agent shall promptly notify the Issuing
Bank and each other Lender thereof. Each Additional Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require.
Each Additional Letter of Credit shall be used solely for the purposes described therein. The Issuing Bank shall, on the proposed date of issuance and subject to the terms and conditions of the Reimbursement Agreement and to the other terms and conditions of this Agreement, issue the requested
Additional Letter of Credit.

           (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an obliga tion on the part of the Borrower to reimburse the Issuing
Bank immediately for the amount thereof.

     2.9. Letter of Credit Participation and Funding Commit ments

           (a)   Each  Lender  hereby  unconditionally,  ir
revocably and severally (and not jointly) for itself  only,
without  any notice to or the taking of any action by  such
Lender,  takes  (i) on the Effective Date with  respect  to
each  Existing Letter of Credit and (ii) upon the  date  of
issuance with respect to each Additional Letter of  Credit,
an  undivided participating interest in the obligations  of
Wells  Fargo  under  and in connection with  each  Existing
Letter  of  Credit and the Issuing Bank under  and  in  con
nection with each Additional Letter of Credit, in an amount
equal  to such Lender's Commitment Percentage of the amount
of  such Existing Letter of Credit or Additional Letter  of
Credit, as the case may be.  Each Lender shall be liable to
Wells   Fargo  or  the  Issuing  Bank  for  its  Commitment
Percentage  of the unreimbursed amount of any  draft  drawn
and  honored  under  each  Existing  Letter  of  Credit  or
Additional  Letter  of Credit, respectively.   Each  Lender
shall also be liable for an amount equal to the product  of
its  Commitment  Percentage and any  amounts  paid  by  the
Borrower  pursuant  to Section 2.8(c)  and  2.10  that  are
subsequently  rescinded or avoided, or  must  otherwise  be
restored   or   returned.   Such   liabilities   shall   be
unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan
Documents.

          (b)  Wells Fargo or the Issuing Bank, as the case
may  be, will promptly notify the Administrative Agent, and
the  Administrative Agent will promptly notify each  Lender
(which  notice shall be promptly confirmed in  writing)  of
the  date  and the amount of any draft presented under  any
Letter  of  Credit with respect to which full reimbursement
of  payment  is  not made by the Borrower  as  provided  in
Section  2.8(c), and forthwith upon receipt of such notice,
such  Lender (other than Wells Fargo in its capacity  as  a
Lender  in  the  case of an unreimbursed drawing  under  an
Existing  Letter  of  Credit and the Issuing  Bank  in  its
capacity as a Lender in the case of an unreimbursed drawing
under  an Additional Letter of Credit) shall make available
to  the Administrative Agent for the account of Wells Fargo
or  the  Issuing  Bank, as the case may be, its  Commitment
Percentage of the amount of such unreimbursed draft at  the
office  of  the Administrative Agent specified  in  Section
11.2,  in  lawful  money of the United  States  and  in  im
mediately  available funds, before 4:00 p.m.,  on  the  day
such  notice was given by the Administrative Agent, if  the
relevant notice was given by the Administrative Agent at or
prior  to 1:00 p.m. on such day, and before 12:00 noon,  on
the next Business Day, if the relevant notice was given  by
the  Administrative Agent after 1:00 p.m. on such day.  The
Administrative Agent shall distribute the payments made  by
each  Lender (other than Wells Fargo in its capacity  as  a
Lender  in  the  case of an unreimbursed drawing  under  an
Existing  Letter  of  Credit and the Issuing  Bank  in  its
capacity as a Lender in the case of an unreimbursed drawing
under  an Additional Letter of Credit) pursuant to  the  im
mediately preceding sentence to Wells Fargo or the  Issuing
Bank, as the case may be, promptly upon receipt thereof  in
like  funds  as received.  Each Lender shall indemnify  and
hold harmless the Administrative Agent, Wells Fargo and the
Issuing   Bank  from  and  against  any  and  all   losses,
liabilities (including liabilities for penalties), actions,
suits,  judgments, demands, costs and expenses  (including,
without limitation, reasonable attorneys' fees and expenses
payable to Wells Fargo or the Issuing Bank, as the case may
be,  as  the  issuer  of  the relevant  Letter  of  Credit)
resulting  from any failure on the part of such  Lender  to
provide, or from any delay in providing, the Administrative
Agent  with  such  Lender's Commitment  Percentage  of  the
amount  of  any payment made by Wells Fargo or the  Issuing
Bank,  as  the  case may be, under a Letter  of  Credit  in
accordance  with this subsection (b) (except in respect  of
losses, liabilities or other obligations suffered by  Wells
Fargo  or  the Issuing Bank, as the case may be,  resulting
from  its  gross negligence or willful misconduct).   If  a
Lender does not make available to the Administrative  Agent
when  due  such  Lender's  Commitment  Percentage  of   any
unreimbursed  payment made by Wells Fargo  or  the  Issuing
Bank,  as the case may be, under a Letter of Credit  (other
than  payments made by Wells Fargo or the Issuing Bank,  as
the  case  may  be,  by reason of its gross  negligence  or
willful misconduct), such Lender shall be required  to  pay
interest  to  the Administrative Agent for the  account  of
Wells  Fargo or the Issuing Bank, as the case  may  be,  on
such  Lender's Commitment Percentage of such  amount  at  a
rate  of interest per annum equal to the Federal Funds Rate
for  the  first three days after the due date of  such  pay
ment,  and the Federal Funds Rate plus 2% thereafter, until
the  date  such  payment is received by the  Administrative
Agent.   The Administrative Agent shall distribute such  in
terest payments to Wells Fargo or the Issuing Bank, as the case may be, upon receipt thereof in like funds as re ceived.

            (c)   Whenever  the  Administrative  Agent   is
reimbursed by the Borrower, for the account of Wells Fargo or the Issuing Bank, as the case may be, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent (or Wells
Fargo or the Issuing Bank, as the case may be, to the extent that the Administrative Agent has paid the same to

it) will pay over such payment to such Lender (i) before 4:00 p.m. on the Business Day such payment from the Borrower is received, if such payment is received at or prior to 1:00 p.m. on such day, or (ii) before 1:00 p.m. on the next succeeding Business Day, if such payment from the Borrower is received after 1:00 p.m. on such day.

      2.10. Absolute Obligation With Respect to Letter of Credit Payments

            The Borrower's obligation to reimburse the Administrative Agent for the account of Wells Fargo or the Issuing Bank, as the case may be, in respect of a Letter of Credit for each payment made under or in respect of such Letter of Credit shall be absolute and unconditional and joint and several under any and all circumstances and irrespective of any set-off, counterclaim or defense to pay ment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative
Agent, Wells Fargo or the Issuing Bank, as the case may be, as issuer of such Letter of Credit, any Lender or any other
Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; pro vided, however, that with respect to any Letter of Credit, the foregoing shall not relieve Wells Fargo or the Issuing
Bank, as the case may be, of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment under such Letter of Credit made as a result of Wells Fargo's or the Issuing
Bank's, as the case may be, gross negligence or willful mis conduct.

     2.11.     Payments

           (a)  Each payment, including each prepayment, of
principal  and interest on the Revolving Credit  Loans,  of
the  Facility Fee, the Letter of Credit Commissions and  of
all  of  the  other  fees to be paid to the  Administrative
Agent  and  the  Lenders in connection with this  Agreement
(the  Facility  Fee  and the Letter of Credit  Commissions,
together  with  all  of  such other fees,  being  sometimes
hereinafter  collectively referred to as the "Fees")  shall
be made by the Borrower prior to 4:00 p.m. on the date such
payment  is due to the Administrative Agent for the account
of  the  applicable  Lenders at the Administrative  Agent's
office  specified in Section 11.2, in each case  in  lawful
money  of the United States, in immediately available funds
and  without  set-off  or  counterclaim.   As  between  the
Borrower and the Lenders, any payment by the Borrower to the Administrative Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such pay ment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 4:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Revolving Credit Loans. Subject to Section 9.2(b), promptly upon receipt by the Administrative Agent of each payment, including each prepayment, pursuant to this Sec tion, the Administrative Agent shall remit such payment in like funds as received as follows: (i) in the case of the Facility Fee and the Letter of Credit Commissions to each Lender according to its Commitment Percentage, and (ii) in the case of principal and interest on the Loans, to each Lender pro rata according to its Outstanding Percentage of the amount of principal or interest, as the case may be, which is then due and payable to the Lenders.

          (b)  If any payment hereunder, under the Notes or
under  any Reimbursement Agreement shall be due and payable
on  a day which is not a Business Day, the due date thereof
(except   as  otherwise  provided  in  the  definition   of
Eurodollar Interest Period) shall be extended to  the  next
Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day.

           (c)   If the Lenders make Revolving Credit Loans
on  a  Borrowing Date on which the Borrower is to  repay  a
Competitive  Bid Loan, if so requested in  writing  by  the
Borrower,   the  Administrative  Agent  shall   apply   the
specified portion proceeds of such Revolving Credit Loans to make such repayment, and only the excess of the proceeds of such Revolving Credit Loans over the Competitive Bid
Loan being repaid need be made available to the Borrower.

     2.12.     Cash Collateral Account

           At, or at any time before, the time the Borrower
shall  be  required  to  make  a  deposit  into  the   Cash
Collateral   Account,   the  Administrative   Agent   shall
establish  and maintain at its offices at One Wall  Street,
New  York,  New York in the name of the Borrower but  under
the  sole dominion and control of the Administrative Agent,
a cash collateral account designated as "International Game
Technology/Cash  Collateral Account" (the "Cash  Collateral
Account").  The Borrower may from time to time make one  or
more  deposits  into  the  Cash  Collateral  Account.   The
Borrower hereby pledges to the Administrative Agent for its
benefit,  the  benefit  of  the Administrative  Agent,  the
Issuing  Bank  and the pro rata benefit of the  Lenders,  a
Lien  on  and  security interest in the Cash Collateral  Ac
count  and  all sums at any time and from time to  time  on
deposit therein (the Cash Collateral Account, together with
all  sums  on  deposit therein, being sometimes hereinafter
collectively referred to as the "Cash Collateral"), as  col
lateral  security for the prompt payment in full when  due,
whether  at  stated maturity, by acceleration or otherwise,
of  all  the  obligations of the Borrower  under  the  Loan
Documents (the "Obligations").  The Borrower agrees that at
any  time  and  from time to time at its expense,  it  will
promptly  execute  and deliver to the Administrative  Agent
any further instruments and documents, and take any further
actions,  that  may be necessary or that the Administrative
Agent  may  reasonably  request, in order  to  perfect  and
protect  any security interest granted or purported  to  be
granted  hereby  or to enable the Administrative  Agent  to
exercise and enforce its rights and remedies hereunder with
respect  to any Cash Collateral.  The Borrower agrees  that
it  will  not (i) sell or otherwise dispose of any  of  the
Cash Collateral, or (ii) create or permit to exist any Lien
upon  any  of  the  Cash Collateral, except  for  Permitted
Liens.   The  Borrower hereby authorizes the Administrative
Agent, promptly after each drawing under any Letter of Credit shall become due and payable, to apply any and all cash on deposit in the Cash Collateral Account towards the reimbursement of the Issuing Bank for all sums paid in respect of such drawing, and all other Obligations which shall then be due and owing.

3.   INTEREST, FEES, YIELD PROTECTIONS, ETC.

     3.1. Interest Rate and Payment Dates

           (a) Prior to Maturity. Except as otherwise provided in Section 3.1(b) and 3.1(c), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:


     ADVANCES/LOANS                     RATE
     Each ABR Advance                   Alternate Base Rate.

     Each Eurodollar Advance            Eurodollar Rate  applicable
                                        hereto plus the Applicable
                                        Margin.

     Each Competitive Bid Loan          Competitive Bid Rate applicable
                                        thereto.

          (b)  Late Charges. Upon the occurrence and during
the  continuance  of  an  Event of Default  under  Sections
9.1(a)  or  (b), the unpaid principal balance of the  Loans
shall  bear interest payable on demand at a rate per  annum
(whether  before or after the entry of a judgment  thereon)
equal  to (i) in the case of each Competitive Bid Loan,  2%
plus the Alternate Base Rate and (ii) in all other cases, 2% plus the rate which would otherwise be applicable under
Section 3.1(a), and any overdue Reimbursement Obligation, interest or other amount payable under the Loan Documents shall bear interest (whether before or after the entry of a judgment thereon) payable on demand at a rate per annum equal to 2% plus the Alternate Base Rate.

          (c)  Highest Lawful Rate. At no time shall the in
terest  rate  payable on the Loans of any Lender,  together
with  the Fees and all other amounts payable under the Loan
Documents  to such Lender, to the extent the same  are  con
strued  to  constitute interest, exceed the Highest  Lawful
Rate  applicable to such Lender.  If with  respect  to  any
Lender  for  any period during the term of this  Agreement,
any amount paid to such Lender under the Loan Documents, to
the  extent the same shall (but for the provisions of  this
Section)  constitute  or be deemed to constitute  interest,
would  exceed  the maximum amount of interest permitted  by
the  Highest  Lawful Rate applicable to such Lender  during
such  period (such amount being hereinafter referred to  as
an  "Unqualified Amount"), then (i) such Unqualified Amount
shall be applied or shall be deemed to have been applied as
a  prepayment of the Loans of such Lender, and (ii)  if  in
any  subsequent  period during the term of this  Agreement,
all amounts payable under the Loan Documents to such Lender
in  respect  of such period which constitute  or  shall  be
deemed  to  constitute  interest shall  be  less  than  the
maximum amount of interest permitted by the Highest  Lawful
Rate applicable to such Lender during such period, then the
Borrower shall pay to such Lender in respect of such period
an amount (each a "Compensatory Interest Payment") equal to
the  lesser  of  (x) a sum which, when added  to  all  such
amounts,   would  equal  the  maximum  amount  of  interest
permitted by the Highest Lawful Rate applicable to such Lender during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Pay ments made in respect thereof.

           (d)  In General. Interest on (i) ABR Advances to
the extent based on the BNY Rate shall be calculated on the
basis  of  a 365 or 366-day year (as the case may be),  and
(ii)  ABR Advances to the extent based on the Federal Funds
Rate,  on Eurodollar Advances and on Competitive Bid  Loans
shall be calculated on the basis of a 360-day year, in each
case,  for  the actual number of days elapsed.   Except  as
otherwise provided in Section 3.1(b), interest shall be pay
able in arrears on each Interest Payment Date and upon each
payment (including prepayment) of the Loans.  Any change in
the  interest rate on the Revolving Credit Loans  resulting
from  a  change  in  the  Alternate Base  Rate  or  reserve
requirements  shall become effective as of the  opening  of
business on the day on which such change shall become effec
tive.   The  Administrative Agent shall, as soon as  practi
cable, notify the Borrower and the Lenders of the effective
date  and  the amount of each such change in the BNY  Rate,
but any failure to so notify shall not in any manner affect
the obligation of the Borrower to pay interest on the Loans
in   the   amounts   and  on  the  dates  required.    Each
determination  of the Alternate Base Rate or  a  Eurodollar
Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     3.2. Fees

           (a)  Facility Fee. The Borrower agrees to pay to
the Administrative Agent, for the account of the Lenders in
accordance with each Lender's Commitment Percentage, a  fee
(the  "Facility Fee"), during the period from the Effective
Date  through the Maturity Date, at a rate per annum  equal
to  the  Applicable Fee Percentage on the average daily  Ag
gregate  Commitment  Amount,  regardless  of  usage.    The
Facility  Fee shall be payable (i) quarterly in arrears  on
the  last  day of each March, June, September and  December
during  such  period commencing on the first such  day  fol
lowing  the  Effective  Date,  (ii)  on  the  date  of  any
reduction in the Aggregate Commitment Amount (to the extent
of  such  reduction) and (iii) on the Maturity  Date.   The
Facility Fee shall be calculated on the basis of a  360-day
year   for   the  actual  number  of  days  elapsed.    The
Administrative Agent shall bill the Borrower for the amount due at least two days prior to the date on which such Facility Fees are due, provided that any failure of the Administrative Agent to render such bill shall in no way affect the Borrower's obligation to pay such Facility Fees at such specified times.

           (b)   Letter of Credit Commissions. The Borrower
agrees  to pay to the Administrative Agent, for the account
of  the Lenders in accordance with each Lender's Commitment
Percentage,  commissions  (the  "Letter  of  Credit  Commis
sions")  in connection with the Letters of Credit  for  the
period   from  and  including  (A)  with  respect  to   the
Additional Letters of Credit, the date of issuance of  each
thereof  to and including the expiration date thereof,  and
(B)  with  respect to the Existing Letters of  Credit,  the
Effective Date to and including the expiration date of each
thereof,  at  a rate per annum equal to the Applicable  Fee
Percentage in effect on the date of issuance thereof on the
average   daily   maximum  amount   available   under   any
contingency  to be drawn under such Letter of Credit.   The
Letter of Credit Commissions shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed and (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date that the Commitments shall expire. In addition to the Letter of Credit Commissions, the Borrower agrees to pay to the Issuing Bank, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any Letter of Credit.

           (c)   Administrative Agent's and Issuing  Bank's
Fees.  The  Borrower  agrees to pay to  the  Administrative
Agent and the Issuing Bank, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower, the Administrative Agent and the Issuing
Bank.

     3.3. Conversions

           (a)  The Borrower may elect from time to time to
convert one or more Eurodollar Advances to ABR Advances  by
giving the Administrative Agent at least one Business Day's
prior  irrevocable notice of such election, specifying  the
amount  to be converted, provided, that any such conversion
of  Eurodollar Advances shall only be made on the last  day
of  the Eurodollar Interest Period applicable thereto.   In
addition,  the  Borrower may elect from  time  to  time  to
convert  (i) ABR Advances to Eurodollar Advances  and  (ii)
Eurodollar Advances to new Eurodollar Advances by selecting
a  new Eurodollar Interest Period therefor, in each case by
giving  the  Administrative Agent at least  three  Business
Days'  prior  irrevocable notice of such election,  in  the
case of a conversion to Eurodollar Advances specifying  the
amount  to  be  so  converted and  the  initial  Eurodollar
Interest  Period relating thereto, provided that  any  such
conversion  of  ABR Advances to Eurodollar  Advances  shall
only  be made on a Business Day and any such conversion  of
Eurodollar  Advances to new Eurodollar Advances shall  only
be  made on the last day of the Eurodollar Interest  Period
applicable to the Eurodollar Advances which are to  be  con
verted  to such new Eurodollar Advances.  Each such  notice
shall be irrevocable and shall be given by the delivery  by
telecopy of a Notice of Conversion (confirmed promptly, and
in  any event within five Business Days, by the delivery to
the Administrative Agent of a Notice of Conversion manually
signed  by  the Borrower).  The Administrative Agent  shall
promptly provide the Lenders with notice of each such  elec
tion.   Advances may be converted pursuant to this  Section
in whole or in part, provided that the amount to be con verted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.3 and having the same Eurodollar Interest
Period as such first Eurodollar Advance, shall equal no less than $2,500,000 or such amount plus a whole multiple of $500,000 in excess thereof.

           (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Bor rower shall have no right to elect to convert any existing
ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance.
In such event, all ABR Advances shall be automatically continued as ABR Advances and all Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the Eurodollar Interest Period applicable to such Eurodollar Advance.

           (c) Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

          (d)  Competitive Bid Loans may not be converted.

     3.4. Concerning Eurodollar Interest Periods

           Notwithstanding any other provision of any  Loan
Document:

                (a)   If the Borrower shall have failed  to
elect a Eurodollar Advance under Section 2.3 or 3.3, as the case may be, in connection with any borrowing of new
Revolving  Credit  Loans  or expiration  of  an  Eurodollar
Interest  Period  with respect to any  existing  Eurodollar
Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.3.

                (b)  No Eurodollar Interest Period selected
in respect of the conversion of any Eurodollar Advance comprising a Revolving Credit Loan shall end after the Maturity Date.

                (c)  The Borrower shall not be permitted to
have more than ten Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

     3.5. Indemnification for Loss

           Notwithstanding anything contained herein to the
contrary,  if the Borrower shall fail to borrow or  convert
on  a Borrowing Date or Conversion Date after it shall have
given  notice to do so in which it shall have  requested  a
Eurodollar Advance, or if the Borrower shall fail to borrow
a  Competitive Bid Loan after it shall have accepted one or
more  offers  therefor pursuant to Section  2.4,  or  if  a
Eurodollar Advance or a Competitive Bid Loan shall be termi
nated  for any reason prior to the last day of the Interest
Period  applicable  thereto,  or  if,  while  a  Eurodollar
Advance or a Competitive Bid Loan is outstanding, any repay
ment   or   prepayment  of  such  Eurodollar   Advance   or
Competitive  Bid  Loan is made for any  reason  (including,
without   limitation,  as  a  result  of  acceleration   or
illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow or convert, termination, repayment or prepayment, including, without limitation, an amount, if greater than zero, equal to:

                    A x  (B-C) x D
                                 360

where:

"A" equals such Lender's (i) pro rata share of the Affected
Principal  Amount  in the case of a Eurodollar  Advance  or
(ii) the Affected Principal Amount in the case of a Competi tive Bid Loan;

"B" equals the Eurodollar Rate (expressed as a decimal), applicable to such Eurodollar Advances or the Bid Rate ap plicable to such Competitive Bid Loan;

"C" equals, (i) in the case of a Eurodollar Advance, the Eurodollar Rate (expressed as a decimal), in effect on or about the first day of the applicable Remaining Interest Pe riod, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits in an amount equal approximately to such Lender's pro rata share of the Affected Principal Amount with a Eurodollar Interest
Period  equal  approximately to  the  applicable  Remaining
Interest Period, as determined by such Lender, and (ii) in the case of a Competitive Bid Loan, the Proposed Bid Rate
(based on the rate such Lender would have quoted) in an amount equal approximately to such Lender's Affected Prin cipal Amount with a Competitive Interest Period equal ap proximately to the applicable Remaining Interest Period, as determined by such Lender;

"D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and  any other out-of-pocket loss or expense (including any
internal  processing  charge customarily  charged  by  such
Lender)  suffered  by such Lender in connection  with  such
Eurodollar  Advance  or Competitive  Bid  Loan,  including,
without limitation, in liquidating or employing deposits ac
quired  to  fund or maintain the funding of  its  pro  rata
share  of  the Affected Principal Amount in the case  of  a
Eurodollar Advance, or the Affected Principal Amount in the
case  of  a  Competitive  Bid Loan,  or  redeploying  funds
prepaid  or repaid, in amounts which correspond to its  pro
rata share of the Affected Principal Amount in the case  of
a  Eurodollar Advance, or the Affected Principal Amount  in
the  case  of a Competitive Bid Loan.  A statement  setting
forth  in  reasonable  detail the calculations  of  any  ad
ditional amounts payable pursuant to this Section submitted
by  a  Lender or the Administrative Agent, as the case  may
be,  to  the Borrower shall be presumptively correct absent
manifest   error.   Notwithstanding  the   foregoing,   the
Borrower shall only be obligated to compensate such Lender or the Administrative Agent for any amount under this Section arising or occurring during the period commencing not more than 90 days prior to the date on which the officer of such Lender or the Administrative Agent, as the case may be, requests such compensation.

     3.6. Capital Adequacy

           If the amount of capital required or expected to
be  maintained  by  any Lender or any  Person  directly  or
indirectly owning or controlling such Lender or the Issuing
Bank  (each a "Control Person"), shall be affected  by  the
occurrence  of a Regulatory Change and such Lender  or  the
Issuing  Bank  shall have determined that  such  Regulatory
Change shall have had or will thereafter have the effect of
reducing  (i) the rate of return on such Lender's  or  such
Control  Person's capital, or (ii) the asset value to  such
Lender  or the Issuing Bank or such Control Person  of  the
Loans  made  or  maintained  by  such  Lender,  or  of  the
Reimbursement Obligations or any participation therein,  in
any  case  to a level below that which such Lender  or  the
Issuing Bank or such Control Person could have achieved  or
would thereafter be able to achieve but for such Regulatory
Change  (after  taking into account such  Lender's  or  the
Issuing  Bank's or such Control Person's policies regarding
capital adequacy) by an amount deemed by such Lender or the
Issuing  Bank to be material to such Lender or the  Issuing
Bank  or Control Person, then, within ten days after demand
by  such Lender or the Issuing Bank, the Borrower shall pay
to  such Lender or the Issuing Bank or such Control  Person
such additional amount or amounts as shall be sufficient to
compensate such Lender or the Issuing Bank or such  Control
Person,  as  the  case  may  be,  for  such  reduction.   A
statement  setting forth in reasonable detail  the  calcula
tions  of any additional amounts payable pursuant  to  this
Section  submitted by a Lender or the Issuing Bank  to  the
Borrower  shall  be presumptively correct  absent  manifest
error.   No  failure by any Lender or the Issuing  Bank  to
demand, and no delay in demanding, compensation under  this
Section  shall constitute a waiver of its right  to  demand
such compensation at any time, provided, however, that  the
Borrower  shall not be obligated to compensate a Lender  or
the  Issuing Bank, as the case may be, for any amount under
this   Section  arising  or  occurring  during  the  period
commencing not more than 90 days prior to the date on which the officer of such Lender or the Issuing Bank, as the case may be, primarily responsible for the administration of this Agreement obtains actual knowledge that such Lender or the Issuing Bank, as the case may be, is entitled to such compensation.

     3.7. Reimbursement for Increased Costs

           If any Lender, the Administrative Agent or the Issuing Bank shall determine that a Regulatory Change:

                (a)   does or shall subject it to any Taxes
of  any  kind  whatsoever with respect  to  any  Eurodollar
Advances  or its obligations under this Agreement  to  make
Eurodollar Advances, or change the basis of taxation of pay ments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on the Administrative Agent, the Issuing Bank or such Lender any other condition regarding the Letters of Credit including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Income of such Lender); or

               (b)  does or shall impose, modify or make ap
plicable any reserve, special deposit, compulsory loan,  as
sessment,  increased  cost or similar  requirement  against
assets held by, or deposits of, or advances or loans by, or
other credit extended by, or any other acquisition of funds
by,  any office of such Lender in respect of its Eurodollar
Advances   which   is  not  otherwise   included   in   the
determination of a Eurodollar Rate or against any Letters of Credit issued by the Issuing Bank or participated in by any Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount re ceivable hereunder in respect of its Eurodollar Advances, or to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Administrative
Agent or the Issuing Bank of performing its respective func tions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall pay such Lender, the Administrative Agent, or the Issuing Bank, as the case may be, within ten days after demand therefor, such ad ditional amounts as is sufficient to compensate such Lender, the Issuing Bank or the Administrative Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender deems to be ma terial as determined by such Lender, the Issuing Bank or the Administrative Agent, as the case may be; provided, however, that nothing in this Section shall require the

Borrower  to  indemnify  the  Lenders,  the  Administrative
Agent,  or  the  Issuing Bank, as the  case  may  be,  with
respect to withholding Taxes for which the Borrower has  no
obligation   under   Section  3.10.   Notwithstanding   the
foregoing, the Borrower shall only be obligated  to  compen
sate  the  Administrative Agent, the Issuing Bank  or  such
Lender  for  any  amount  under  this  Section  arising  or
occurring  during the period commencing not  more  than  90
days  prior  to  the  date  on which  the  officer  of  the
Administrative  Agent,  the Issuing  Bank  or  such  Lender
primarily  responsible  for  the  administration  of   this
Agreement obtains actual knowledge that such Lender is entitled to such compensation. A statement setting forth in reasonable detail the calculations of any additional amounts payable pursuant to this Section submitted by a Lender, the Issuing Bank or the Administrative Agent, as the case may be, to the Borrower shall be presumptively correct absent manifest error.

     3.8. Illegality of Funding

           Notwithstanding any other provision  hereof,  if
any  Lender shall reasonably determine that any law, regula
tion, treaty or directive, or any change therein or in  the
interpretation  or  application  thereof,  shall  make   it
unlawful for such Lender to make or maintain any Eurodollar
Advance  as  contemplated by this  Agreement,  such  Lender
shall  promptly  notify the Borrower and the Administrative
Agent  thereof,  and (i) the commitment of such  Lender  to
make  such  Eurodollar Advances or convert ABR Advances  to
Eurodollar Advances shall forthwith be suspended, (ii) such
Lender  shall fund its portion of each requested Eurodollar
Advance as an ABR Advance and (iii) such Lender's Revolving
Credit  Loans then outstanding as such Eurodollar Advances,
if any, shall be converted automatically to ABR Advances on
the last day of the then current Eurodollar Interest Period
applicable  thereto or at such earlier time as  may  be  re
quired  by  law.   If  the commitment of  any  Lender  with
respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender's commit ment to make or maintain Eurodollar Advances shall be rein stated.

     3.9. Substituted Interest Rate

           In the event that the Administrative Agent shall
have  determined (which determination shall  be  conclusive
and  binding  upon  the Borrower) that  by  reason  of  cir
cumstances affecting the interbank eurodollar market either
adequate and reasonable means do not exist for ascertaining
the Eurodollar Rate applicable pursuant to Section 3.1 with
respect  to any portion of the Revolving Credit Loans  that
the  Borrower has requested be made as Eurodollar  Advances
or  Eurodollar Advances that will result from the requested
conversion  of  any  portion of the  Advances  into  or  of
Eurodollar  Advances  (each, an  "Affected  Advance"),  the
Administrative Agent shall promptly notify the Borrower and
the  Lenders  (by telephone or otherwise,  to  be  promptly
confirmed in writing) of such determination, on or, to  the
extent  practicable, prior to the requested Borrowing  Date
or  Conversion  Date for such Affected  Advances.   If  the
Administrative  Agent  shall  give  such  notice,  (a)  any
Affected  Advances shall be made as ABR Advances,  (b)  the
Advances  (or any portion thereof) that were to  have  been
converted  to Affected Advances shall be converted  to  ABR
Advances and (c) any outstanding Affected Advances shall be
converted,  on the last day of the then current  Eurodollar
Interest  Period  with respect thereto,  to  ABR  Advances.
Until  any notice under this Section has been withdrawn  by
the  Administrative Agent (by notice to the Borrower prompt
ly  upon  the  Administrative Agent having determined  that
such   circumstances  affecting  the  interbank  eurodollar
market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert all or any portion of the Revolving Credit Loans to or as Eurodollar Advances.

     3.10.     Taxes

           (a)  Payments to be Free and Clear. All payments
by  the Borrower under the Loan Documents to or for the  ac
count of the Administrative Agent, the Issuing Bank or  any
Lender  (each, an "Indemnified Tax Person") shall  be  made
free and clear of, and without any deduction or withholding
for or on account of, any and all present or future income,
stamp  or  other  taxes,  levies,  imposts,  duties,  fees,
assessments, deductions, withholdings, or other charges  of
whatever   nature,   now  or  hereafter  imposed,   levied,
collected, withheld, or assessed by any jurisdiction, or by
any  department,  agency, state or  other  political  subdi
vision   thereof   or   therein  (collectively,   "Taxes"),
excluding as to any Indemnified Tax Person, (i)  a  Tax  on
the  Income imposed on such Indemnified Tax Person and (ii)
any  interest, fees, additions to tax or penalties for late
payment thereof (each such nonexcluded Tax, an "Indemnified
Tax"). For purposes hereof, "Tax on the Income" shall mean,
as  to  any  Person, a Tax imposed by one of the  following
jurisdictions or by any political subdivision or taxing  au
thority  thereof: (i) the United States, (ii) the  jurisdic
tion   in  which  such  Person  is  organized,  (iii)   the
jurisdiction in which such Person's principal office is lo cated, or (iv) in the case of each Lender, any jurisdiction in which such Lender's Applicable Lending Office is lo cated; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

           (b)  Grossing Up of Payments. If the Borrower or
any  other Person is required by any law, rule, regulation,
order, directive, treaty or guideline to make any deduction
or   withholding  (which  deduction  or  withholding  would
constitute an Indemnified Tax) from any amount required  to
be  paid  by the Borrower to or on behalf of an Indemnified
Tax  Person under any Loan Document (i) the Borrower  shall
pay such Indemnified Tax before the date on which penalties
attach thereto, such payment to be made for its own account
(if the liability to pay is imposed on the Borrower) or  on
behalf  of  and in the name of such Indemnified Tax  Person
(if  the  liability  is  imposed on  such  Indemnified  Tax
Person),  and (ii) the sum payable to such Indemnified  Tax
Person shall be increased as may be necessary so that after
making  all required deductions and withholdings (including
deductions  and withholdings applicable to additional  sums
payable  under  this Section) such Indemnified  Tax  Person
receives  an amount equal to the sum it would have received
had   no   such  deductions  or  withholdings  been   made.
Notwithstanding the foregoing, no additional amount shall be required to be paid to any Indemnified Tax Person under clause (ii) of the preceding sentence except to the extent that the requirement to deduct or withhold or the amount thereof is attributable to (i) the introduction after the Effective Date of any law, rule or regulation requiring any Person to withhold or deduct any amount from any payment under the Loan Documents in respect of an Indemnified Tax or (ii) any increase after the Effective Date in the rate of any such withholding or deduction.

           (c)  Other Taxes. The Borrower agrees to pay any
current  or future stamp or documentary taxes or any  other
excise  or  property taxes, charges or similar levies  that
arise   from  any  payment  made  hereunder  or  from   the
execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "Other Taxes").

           (d)   Evidence of Payment. Within 30 days  after
the reasonable request therefor by the Administrative Agent
in  connection  with  any payment of Indemnified  Taxes  or
Other   Taxes,   the   Borrower   will   furnish   to   the
Administrative Agent the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a cer tificate from a Financial Officer that states that such pay ment has been made and that sets forth the date and amount of such payment.

           (e)  U.S. Tax Certificates. Each Indemnified Tax
Person that is organized under the laws of any jurisdiction
other  than  the United States or any political subdivision
thereof   that   is  exempt  from  United  States   federal
withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under the Loan Documents shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Ac ceptance Agreement or other document pursuant to which it becomes an Indemnified Tax Person (in the case of each other Indemnified Tax Person), and at such other times as the Borrower or the Administrative Agent may reasonably request Internal Revenue Form 4224 or Form 1001 or other certificate or document required under United States law to establish entitlement to such exemption or reduced rate.
The Borrower shall not be required to pay any additional amount to any such Indemnified Tax Person under subsection
(b) above if such Indemnified Tax Person shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Indemnified Tax Person shall have satisfied such requirements on the Effective
Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became an Indemnified Tax Person (in the case of each other Indemnified Tax Person), nothing in this subsection shall relieve the Borrower of its obliga tion to pay any additional amounts pursuant to subsection
(b) in the event that, as a result of any change in ap plicable law or treaty, such Indemnified Tax Person is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Indemnified Tax Person is no longer entitled to such exemption or reduced rate.

     3.11.     Option to Fund

           Each  Lender has indicated that, if the Borrower
requests  a  Eurodollar  Advance or  such  Lender  makes  a
Competitive Bid Loan to the Borrower, as the case  may  be,
such  Lender  may wish to purchase one or more deposits  in
order  to  fund  or maintain its funding of its  Commitment
Percentage  of  such Eurodollar Advance or its  Competitive
Bid  Loan,  as the case may be, during the Interest  Period
applicable thereto; it being understood that the provisions
of  this  Agreement relating to such funding  are  included
only for the purpose of determining the rate of interest to
be   paid   in  respect  of  such  Eurodollar  Advance   or
Competitive Bid Loan, as the case may be, and any amounts owing under Sections 3.5 and 3.7. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance and each Competitive Bid
Loan, as the case may be, in any manner it sees fit, but all such determinations under Sections 3.5 and 3.7 shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each such Eurodollar Advance or the amount of its Competitive Bid Loan, as the case may be, during the applicable Interest Period through the pur chase of deposits in an amount equal to the amount of its Commitment Percentage of such Eurodollar Advance or the amount of its Competitive Bid Loan, as the case may be, having a maturity corresponding to such Interest Period.
Any Lender may fund its Commitment Percentage of each Eurodollar Advance or its Competitive Bid Loan, as the case may be, from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

     3.12.     Substitution of a Lender

            Notwithstanding  anything   to   the   contrary
contained  herein, if any Lender shall request compensation
pursuant  to  Sections  3.6, 3.7 or 3.10  in  an  aggregate
amount  in excess of $25,000, then, in each such case,  the
Borrower may require that such Lender transfer all  of  its
right,  title  and interest under this Agreement  and  such
Lender's Notes to one or more of the other Lenders  or  any
other  lender  identified  by the Borrower  and  reasonably
acceptable   to  the  Administrative  Agent  (a   "Proposed
Lender"), if such Proposed Lender agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Loans, together with interest thereon to the date of such transfer and all other amounts payable under the Loan Documents to such Lender on or prior to the date of such transfer (in cluding, without limitation, any fees accrued hereunder and any amounts which would be payable under Section 3.5 as if all of such Lender's Loans were being prepaid in full on such date). Subject to the execution and delivery of new
Notes, an instrument of assignment and assumption, and such other documents as such Lender may reasonably require, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 3.5, 3.6, 3.7, 11.5 and 11.8
(without duplication of any payments made to such Lender by the Borrower or the Proposed Lender) shall survive for the benefit of any Lender replaced under this Section 3.12 with respect to the time prior to such replacement.


4.   REPRESENTATIONS AND WARRANTIES

      In  order to induce the Administrative Agent and  the
Lenders to enter into this Agreement and to make the  Loans
and the Issuing Bank to issue the Letters of Credit and the
Lenders  to  participate therein, the  Borrower  makes  the
following   representations   and   warranties    to    the
Administrative Agent, the Issuing Bank and each Lender:

     4.1. Subsidiaries; Capitalization

           As  of the Effective Date, the Borrower has only
the  Subsidiaries set forth on, and the authorized,  issued
and outstanding Capital Stock of the Borrower and each such
Subsidiary  is as set forth on, Schedule 4.1.   As  of  the
Effective   Date,  the  Borrower  has  only  the   Domestic
Subsidiaries  as  set forth on Schedule  4.1.   As  of  the

Effective Date, except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Subsidiary of the Borrower are owned beneficially and of record by the Borrower or another Subsidiary of the Borrower, are free and clear of all Liens and are duly authorized, validly issued, fully paid and nonassessable.
As  of  the Effective Date, except as set forth on Schedule
4.1, (i) neither the Borrower nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (ii) there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of the Borrower or any of its Subsidiaries or affecting in any man ner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, re demption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (iii) all of the outstanding Capital Stock of each Subsidiary of the Borrower is owned by the Borrower or another Subsidiary of the Borrower.

     4.2. Existence and Power

           The  Borrower  is  duly  organized  and  validly
existing  in good standing under the laws of the  State  of
Nevada.   Each of the Borrower's Subsidiaries is duly  orga
nized or formed and, except to the extent that such Subsidiary has been dissolved in accordance with Section
7.3, validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

     4.3. Authority and Execution

            The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents all of which have been duly authorized by all proper and necessary corporate action and is in full compliance with its Organizational Documents.
The Borrower has duly executed and delivered the Loan Docu ments.

     4.4. Binding Agreement

           The Loan Documents (other than the Notes) consti tute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by ap plicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     4.5. Litigation

          Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or maintained by the Borrower or any of its Subsidiaries or which may affect the Property of the Borrower or any of its Subsidiaries or any of their respective Properties or rights, which (i) would reasonably be expected to have a Material Adverse
Effect or (ii) call into question the validity or enforce ability of, or otherwise seek to invalidate, any Loan Docu ment.

     4.6. Required Consents

           Except for consents, authorizations, approvals, filings and exemptions set forth on Schedule 4.6, all of which have been obtained, made or waived (other than for the filing of the Loan Documents with various Gaming Au thorities, which filings are for informational purposes only and with respect to which the failure to file the same would not affect the validity or enforceability of the Loan
Documents), no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Au thority or any other Person is required to authorize, or is required in connection with the execution, delivery and per formance of the Loan Documents by the Borrower or is required as a condition to the validity or enforceability of the Loan Documents.

     4.7. Absence of Defaults; No Conflicting Agreements

            (a) Neither the Borrower nor any of its Subsidiaries is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default would reasonably be expected to have a Material
Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other ac celeration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement or any Gaming License.

            (b)   Neither  the  Borrower  nor  any  of  its
Subsidiaries  is in default with respect to  any  judgment,
order,   writ,  injunction,  decree  or  decision  of   any
Governmental Authority which default would reasonably be expected to have a Material Adverse Effect.

     4.8. Compliance with Applicable Laws

           The  Borrower  and each of its  Subsidiaries  is
complying with all statutes, regulations, rules and  orders
of   all   Governmental  Authorities,  including,   without
limitation, all Gaming Laws, which are applicable to the Borrower or such Subsidiary, a violation of which would reasonably be expected to have a Material Adverse Effect.

     4.9. Taxes

           The  Borrower  and each of its Subsidiaries  has
filed or caused to be filed all tax returns required to  be
filed and has paid, or has made adequate provision for  the
payment  of, all taxes shown to be due and payable on  said
returns  or in any assessments made against it (other  than
those  being contested as required under Section 7.4) which
would   be  material  to  the  Borrower  or  any   of   its
Subsidiaries, and no tax Liens have been filed with respect
thereto.   The charges, accruals and reserves on the  books
of the Borrower and each of its Subsidiaries with respect to all taxes are, to the best knowledge of the Borrower, ad equate for the payment of such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which would reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

     4.10.     Governmental Regulations

          Neither the Borrower, any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding
Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including, without limitation, statutes or regulations relative to com mon or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services, other than Gaming Laws.

      4.11.      Federal Reserve Regulations; Use  of  Loan
Proceeds

           Neither the Borrower nor any of its Subsidiaries
is   engaged  principally,  or  as  one  of  its  important
activities,  in  the business of extending credit  for  the
purpose of purchasing or carrying any Margin Stock.   After
giving effect to the making of each Loan, Margin Stock will
constitute  less than 25% of the assets (as  determined  by
any   reasonable   method)  of   the   Borrower   and   its
Subsidiaries.

     4.12.     Plans

          (a)  With respect to each Pension Plan:

                (i)   such  Pension Plan  complies  in  all
material respects with ERISA and any other applicable laws to the extent that noncompliance would reasonably be expected to have a Material Adverse Effect;

                (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that would reasonably be expected to have a Material Adverse Effect;

                (iii)     no "reportable event" (as defined
in   Section  4043  of  ERISA)  has  occurred  that   would
reasonably  be expected to have a Material Adverse  Effect;
and

                (iv)  neither the Borrower nor any  of  its
ERISA Affiliates has engaged in any non-exempt "prohibited transactions" (as defined in Section 4975 of the Code) that would reasonably be expected to have a Material Adverse
Effect.

           (b)   Neither the Borrower nor any of its  ERISA
Affiliates has incurred or expects to occur any withdrawal liability to any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect.

     4.13.     Financial Statements

           The  Borrower  has heretofore delivered  to  the
Administrative Agent and the Lenders copies of its Form 10-
K  for the fiscal year ending September 30, 1996 containing
the audited Consolidated Balance Sheets of the Borrower and
its  Subsidiaries as of September 30, 1996,  September  30,
1995  and  September 30, 1994, and the related Consolidated
Statements   of   Income,  Cash  Flows   and   Changes   in
Stockholder's Equity for the periods then ended, and its Form 10-Q for the fiscal quarter ended December 31, 1996, containing the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries for such fiscal quarter, to gether with the related Consolidated Statements of Income and Cash Flows for the fiscal quarter then ended (with the applicable related notes and schedules, the "Financial
Statements").  The Financial Statements fairly present  the
Consolidated financial condition and results of the op erations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, ac crued, Contingent, unmatured or otherwise) which, in ac cordance with GAAP, should have been shown in the Financial
Statements  and  was not.  Since September  30,  1996,  the
Borrower and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

     4.14.     Property

          Each of the Borrower and each of its Subsidiaries
has  good  and  marketable title to, or a  valid  leasehold
interest in, all of its Real Property, and is the owner of,
or  has  a valid lease of, all personal property,  in  each
case   which   is   material  to  the  Borrower   and   its
Subsidiaries, taken as a whole, subject to no Liens, except
Permitted Liens. All leases of Property to the Borrower or any of its Subsidiaries are in full force and effect, the Borrower or such Subsidiary, as the case may be, enjoys quiet and undisturbed possession under all leases of real property and neither the Borrower nor any of its Subsidiar ies is in default beyond any applicable grace period of any provision thereof, the effect of which would reasonably be expected to have a Material Adverse Effect.

     4.15.     Authorizations

            The Borrower and each of its Subsidiaries possesses or has the right to use all franchises, licenses
(other than Gaming Licenses) and other rights as are mate rial and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which would reasonably be expected to have a Material Adverse Effect.
No event has occurred which permits or, to the best knowl edge of the Borrower, after notice or the lapse of time or both, or any other condition, would reasonably be expected to permit, the revocation or termination of any such fran chise, license or other right which revocation or ter mination would reasonably be expected to have a Material
Adverse Effect.

     4.16.     Gaming Laws

          Each of the Borrower and each of its Subsidiaries
(i) has duly and timely filed all filings which are required to be filed by it under all applicable Gaming
Laws, the failure to file of which would reasonably be expected to have a Material Adverse Effect and (ii) is in all material respects in compliance with all applicable
Gaming Laws, the failure to be in compliance with which would reasonably be expected to have a Material Adverse
Effect.

     4.17.     Environmental Matters

          (a)  Except as set forth on Schedule 4.17, to the
best  knowledge  of  the Borrower, no Hazardous  Substances
have  been generated or manufactured on, transported to  or
from,  treated  at, stored at or discharged from  any  Real
Property  in  violation  of  any  Environmental  Laws;   no
Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Envi ronmental Laws; no Hazardous Substances have been dis charged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real
Property in violation of any Environmental Laws; and there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks regulated under any Environmental Laws.

           (b)   Except  as  set forth  on  Schedule  4.17,
neither  the Borrower nor any of its Subsidiaries  (i)  has
received  notice (written or oral) or otherwise learned  of
any  claim, demand, suit, action, proceeding, event,  condi
tion, report, directive, Lien, violation, non-compliance or
investigation  indicating or concerning  any  potential  or
actual  liability (including, without limitation, potential
liability  for  enforcement, investigatory  costs,  cleanup
costs,  government response costs, removal costs,  remedial
costs,  natural  resources damages, Property  damages,  per
sonal  injuries  or penalties) arising in connection  with:
(x)  any  non-compliance with or violation of  the  require
ments of any applicable Environmental Laws, or (y) the pres
ence  of  any Hazardous Substance on any Real Property  (or
any  Real Property previously owned by the Borrower or  any
of  its  Subsidiaries) or the release or threatened release
of  any  Hazardous Substance into the environment which  in
each case cumulatively would reasonably be expected to have
a  Material  Adverse  Effect, (ii) has  any  threatened  or
actual  liability in connection with the  presence  of  any
Hazardous  Substance  on any Real  Property  (or  any  Real
Property  previously owned by the Borrower or  any  of  its
Subsidiaries) or the release or threatened release  of  any
Hazardous  Substance  into  the  environment  which   would
reasonably  be expected to have a Material Adverse  Effect,
(iii) has received notice of any federal or state inves tigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the envi ronment for which the Borrower or any of its Subsidiaries is or may be liable, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law.

     4.18.     Absence of Certain Restrictions

           No indenture, certificate of designation for pre
ferred   stock,  agreement  or  instrument  to  which   the
Borrower,  IGT  or  any of IGT's Subsidiaries  is  a  party
(other than this Agreement), and no provision of any law or
regulation, including, without limitation, any Gaming  Law,
applicable   to  the  Borrower,  IGT  or   any   of   IGT's
Subsidiaries, prohibits or limits in any way, directly or indirectly the ability of IGT or any Subsidiary of IGT to make Restricted Payments or repay any Indebtedness to the Borrower, IGT or to another Subsidiary of IGT.

     4.19.     No Misrepresentation

           No  representation or warranty contained in  any
Loan  Document and no certificate or report  from  time  to
time  furnished by the Borrower or any of its  Subsidiaries
in  connection with the transactions contemplated  thereby,
contains  or will contain a misstatement of material  fact,
or,  to  the best knowledge of the Borrower, omits or  will
omit  to  state a material fact required to  be  stated  in
order  to  make  the statements therein contained  not  mis
leading in the light of the circumstances under which made,
provided   that  any  projections  or  pro-forma  financial
information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent, the Issuing Bank and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected re sults.

     4.20.     Existing Letters of Credit

           The  Existing  Letters of Credit  set  forth  on
Schedule 4.20 constitute all of the letters of credit issued for the account of the Borrower or any of its Subsidiaries which are outstanding on the Effective Date.


5.   CONDITIONS TO FIRST LOANS OR THE ISSUANCE OF FIRST LET
TERS  OF CREDIT ON THE FIRST BORROWING DATE; CONDITIONS  TO
LOANS FROM THE SENIOR NOTE RESERVE AMOUNT

      5.1. Conditions to First Loans or the Issuance of the First Letters of Credit

          In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make Loans or the Issuing Bank to issue Letters of Credit on the first
Borrowing Date and the Lenders to participate therein shall be subject to the fulfillment of the following conditions precedent:

                (a)  Evidence of Action. The Administrative
Agent  shall have received a certificate, dated  the  first
Borrowing Date, of the Secretary or Assistant Secretary  of
the  Borrower (i) attaching a true and complete copy of the
resolutions of its Managing Person and of all documents evi
dencing  all  necessary  corporate  action  (in  form   and
substance  satisfactory to the Administrative Agent)  taken
by  it to authorize the Loan Documents and the transactions
contemplated  thereby, (ii) attaching a true  and  complete
copy  of its Organizational Documents, (iii) setting  forth
the incumbency of its officer or officers who may sign such
Loan  Documents, including therein a signature specimen  of
such  officer or officers and (iv) attaching a  certificate
of   good  standing  of  the  Secretary  of  State  of  the
jurisdiction of its formation and of each other juris diction in which it is qualified to do business, except in the case of such other jurisdictions in which the failure to be in good standing in such jurisdiction would not have a Material Adverse Effect.

                (b)   This  Agreement.  The  Administrative
Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a telecopy sig nature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).

                (c)   Notes. The Administrative Agent shall
have received the Revolving Credit Notes and the Com petitive Bid Notes, duly executed by an Authorized Signa tory of the Borrower.

                (d)   Approvals  and Consents.  Except  for
notices  required  to be given to Gaming Authorities  after
the execution and delivery of this Agreement, which notices
are for informational purposes only and the failure to give
the same will not affect the validity or enforceability  of
the  Loan Documents, all approvals and consents of all  Per
sons  required to be obtained in connection with the consum
mation  of  the  transactions  contemplated  by  the   Loan
Documents, including, without limitation, any required con sents or approvals of any Gaming Authority, shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired, and the Administrative Agent shall have received a certificate, in all respects satisfac tory to the Administrative Agent, of an executive officer of the Borrower to the foregoing effects.

               (e)  Payment of Existing Bank Debt. Prior to
or  simultaneously  with the making of  any  Loans  or  the
issuance  of  Additional Letters of  Credit  on  the  first
Borrowing  Date, except in respect of the Existing  Letters
of  Credit,  the  Borrower  shall  have  fully  repaid  all
Existing  Bank  Debt, all agreements with  respect  thereto
shall have been cancelled or terminated, all Liens, if any,
securing  the  same  shall have been  terminated,  and  the
Administrative  Agent  shall  have  received   satisfactory
evidence thereof.

                (f)  Pro-Forma Compliance Certificate.  The
Administrative  Agent  shall  have  received  a  Compliance
Certificate (prepared on a pro-forma basis after giving effect to the consummation of the transactions contemplated by the Loan Documents) certified by a Financial Officer of the Borrower.

               (g)  Opinions of Counsel to the Borrower and
its Subsidiaries. The Administrative Agent shall have received (i) an opinion of Brian McKay, Esq., General
Counsel to the Borrower and its Subsidiaries and (ii) an opinion of O'Melveny & Myers, LLP, special counsel to the Borrower and its Subsidiaries, each addressed to the Administrative Agent, the Issuing Bank and the Lenders (and permitting Special Counsel to rely thereon), and dated the first Borrowing Date, substantially in the form of Exhibit
F and F-1, respectively.

                 (h)   Opinion  of  Special  Counsel.   The
Administrative Agent shall have received an opinion of Special Counsel, addressed to the Administrative Agent, the Issuing Bank and the Lenders and dated the first Borrowing
Date substantially in the form of Exhibit G.

                (i)  Certain Agreements. The Administrative
Agent shall have received a fully executed copy of each of the Note Agreement and the Wells Fargo Loan Documents, in each case certified to be a true and complete copy thereof by the Secretary or Assistant Secretary of the Borrower, each of which shall be in form and substance satisfactory to the Administrative Agent.

                (j)   Property, Public Liability and  Other
Insurance. The Administrative Agent shall have received a certificate of all insurance maintained by the Borrower and its Subsidiaries in form and substance reasonably satis factory to the Administrative Agent.

                 (k)    Account  Designation  Letter.   The
Administrative  Agent  shall  have  received   an   Account
Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

                 (l)    Fees.  All  fees  payable  to   the
Administrative Agent, the Issuing Bank and the Lenders on the first Borrowing date shall have been paid.

                (m)   Fees and Expenses of Special Counsel.
The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Docu ments shall have been paid.

      5.2. Conditions to Loans or Letters of Credit Made from the Senior Note Reserve Amount

          In addition to the conditions precedent set forth
in  Section 6, the obligation of each Lender to make  Loans
or  the Issuing Bank to issue Letters of Credit out of  the
Senior  Note Reserve Amount, and the Lenders to participate
therein  shall  be  subject  to  the  fulfillment  of   the
following conditions precedent on or before September 2, 1997:

                (a)   Payment of Senior Notes. Prior to  or
simultaneously with the making of any Loans or the issuance
of  Additional  Letters  of Credit under  the  Senior  Note
Reserve  Amount, the Borrower shall have fully  repaid  all
Indebtedness  in respect of the Senior Notes and  the  Note
Agreement  and  all other agreements with  respect  thereto
shall   have   been  cancelled  or  terminated,   and   the
Administrative  Agent  shall  have  received   satisfactory
evidence thereof.

                (b)  Pro-Forma Compliance Certificate.  The
Administrative  Agent  shall  have  received  a  Compliance
Certificate (prepared on a pro-forma basis after giving effect to the repayment of the Senior Notes and the borrowing of Loans in connection therewith) certified by a Financial Officer of the Borrower.


6.    CONDITIONS  OF  LENDING - ALL LOANS  AND  LETTERS  OF
CREDIT

      The obligation of each Lender to make any Loan or the Issuing Bank to issue any Letter of Credit on a Borrowing
Date and each Lender to participate therein is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such Letter of Credit, as the case may be:

     6.1. Compliance

          On each Borrowing Date and after giving effect to the Loans to be made and the Letters of Credit to be issued thereon (i) there shall exist no Default or Event of De fault and (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each borrowing by the Borrower and each request by the Borrower for the issuance of a Letter of Credit shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

     6.2. Borrowing Request; Letter of Credit Request

           With respect to the Revolving Credit Loans to be made, and the Letters of Credit to be issued, on each Borrowing Date, the Administrative Agent shall have re ceived, (i) in the case of Revolving Credit Loans, a Borrowing Request and, (ii) in the case of Additional
Letters of Credit, a Letter of Credit Request, in each case duly executed by an Authorized Signatory of the Borrower.

     6.3. Other Documents

          The Administrative Agent shall have received such other documents as the Administrative Agent or the Lenders shall reasonably request.


7.   AFFIRMATIVE COVENANTS

     The Borrower agrees that, so long as this Agreement is
in   effect,  any  Commitment  or  the  Letter  of   Credit
Commitment   is   continuing,  any  Loan  or  Reimbursement
Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Administrative Agent, the
Borrower shall:

     7.1. Financial Statements and Information

           Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Ad ministrative Agent and each Lender:

                (a)  As soon as available, but in any event
within 90 days after the end of each fiscal year, a copy of
its Consolidated and Consolidating Balance Sheets as at the
end  of  such  fiscal year, together with the  related  Con
solidated  and Consolidating Statements of Income,  Changes
in  Stockholders' Equity and Cash Flows as of  and  through
the end of such fiscal year, setting forth in each case  in
comparative form the figures for the preceding fiscal year.
The  Consolidated Balance Sheet and Consolidated  Statement
of  Income,  Change in Stockholders' Equity and  Cash  Flow
shall be audited and certified without qualification by the
Accountants, which certification shall (i) state  that  the
examination by such Accountants in connection with such Con
solidated  financial statements has been made in accordance
with    generally   accepted   auditing   standards    and,
accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated finan cial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. The Consolidating

Balance Sheets and Consolidating Statements of Income, Changes in Stockholders' Equity and Cash Flows shall be certified by a Financial Officer of the Borrower, as being complete and correct in all material respects and as presenting
fairly  the  Consolidating  financial  condition  and   the
Consolidating results of operations of the Borrower and its
Subsidiaries.   Notwithstanding any of the  foregoing,  the
Borrower may satisfy its obligation to furnish Consolidated and Consolidating Balance Sheets and Consolidated and
Consolidating    Statements   of   Income,    Changes    in
Stockholders' Equity and Cash Flows by furnishing copies of the Borrower's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided the Borrower is required to file such annual report on Form 10-K with the SEC and such filing is actually made.

                (b)  As soon as available, but in any event
within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Consoli dated and Consolidating Balance Sheets of the Borrower as at the end of each such quarterly period, together with the related Consolidated and Consolidating Statements of Income and Cash Flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of the Borrower, as being complete and correct in all material respects and as presenting fairly the Consolidated and Consolidating financial condition and the Consolidated and Consolidating results of operations of the Borrower and its Subsidiaries. Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to furnish quarterly Consolidated Balance Sheets and Con solidated Statements of Income and Cash Flows by furnishing copies of the Borrower's quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, provided the Borrower is required to file such quarterly report on Form
10-Q with the SEC and such filing is actually made.

                (c)  Compliance Certificate. Within 45 days
after  the  end of each of the first three fiscal  quarters
(90 days after the end of the last fiscal quarter), a Compliance Certificate, certified by a Financial Officer of the Borrower.

                 (d)    Such  other  information   as   the
Administrative Agent or any Lender may reasonably request from time to time.

     7.2. Certificates; Other Information

           Furnish  to  the Administrative Agent  and  each
Lender:

                (a)   Prompt written notice if: (i) any  In
debtedness of the Borrower or any of its Subsidiaries in an
aggregate  amount in excess of $5,000,000  is  declared  or
shall  become due and payable prior to its stated maturity,
or  is  called and not paid when due, (ii) a default  shall
have  occurred under, or the holder or obligee of, any note
(other  than  the  Notes), certificate, security  or  other
evidence  of  Indebtedness,  with  respect  to  any   other
Indebtedness of the Borrower or any of its Subsidiaries has the right to declare Indebtedness in an aggregate amount in excess of $5,000,000 due and payable prior to its stated maturity, (iii) there shall occur and be continuing a Default or an Event of Default, or (iv) a Change of Control shall occur or the Borrower shall have entered into any agreement or other arrangement which, on the consummation thereof, will result in a Change of Control;

                (b)  Prompt written notice of: (i) any cita
tion,  summons,  subpoena, order to  show  cause  or  other
document  naming the Borrower or any of its Subsidiaries  a
party  to  any proceeding before any Governmental Authority
which  would  reasonably be expected  to  have  a  Material
Adverse Effect or which calls into question the validity or
enforceability  of any of the Loan Documents,  and  include
with  such  notice  a copy of such citation,  summons,  sub
poena,  order  to  show cause or other document,  (ii)  any
lapse or other termination of any material license, permit,
franchise or other authorization issued to the Borrower  or
any  of  its  Subsidiaries by any  Person  or  Governmental
Authority,   or  (iii)  any  refusal  by  any   Person   or
Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute would reasonably be expected to have a Material Adverse Effect;

                 (c)   Promptly  upon  becoming  available,
copies   of  all  (i)  registration  statements,   regular,
periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securi ties exchange or the SEC and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

               (d)  Prompt written notice in the event that
the   Borrower,  any  of  its  Subsidiaries  or  any  ERISA
Affiliate becomes aware of the occurrence of any (i) "re portable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
Code) in connection with any Pension Plan or any trust created thereunder, specifying the nature thereof and specifying what action the Borrower, its Subsidiaries or any ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                (e)  Prompt written notice of any order, no
tice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law which would reasonably be expected to have a Material Adverse
Effect; and

                 (f)    Such  other  information   as   the
Administrative Agent or any Lender shall reasonably request from time to time.

     7.3. Legal Existence

           Except as may otherwise be permitted by Sections
8.3  and  8.4, maintain, and cause each of its Subsidiaries
to   maintain,  its  corporate,  partnership  or  analogous
existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do would reasonably be expected to have a Material Adverse Effect;
provided, however, that any Subsidiary of Borrower (other than IGT) may be dissolved if such dissolution could not reasonably be expected to have a Material Adverse Effect.

     7.4. Taxes

          Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes upon or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, would reasonably be expected to have a Material Adverse Effect or become a Lien on Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and, provided further, that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in ac cordance with GAAP shall have been made therefor.

     7.5. Insurance

           Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

     7.6. Performance of Obligations

          Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, (i) would reasonably be expected to have a Material Adverse Effect, or (ii) might become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceed ings diligently conducted, and provided that the Borrower shall give the Administrative Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accord ance with GAAP shall have been made therefor.

     7.7. Condition of Property

           At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business, except to the extant that any failure to do the same would not reasonably be expected to have a Material Adverse Effect.

     7.8. Observance of Legal Requirements

           Observe  and comply in all respects,  and  cause
each   of  its  Subsidiaries  so  to  do,  with  all   laws
(including,   without   limitation,  Environmental   Laws),
ordinances,    orders,   judgments,   rules,   regulations,
certifications,  franchises, permits, licenses  (including,
without   limitation,  Gaming  Licenses),  directions   and
requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which would reasonably be expected to have a Material
Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.9. Inspection of Property; Books and Records; Discus sions

          At all reasonable times, upon reasonable prior no
tice,  permit  representatives of the Administrative  Agent
and  each  Lender at their expense to visit the offices  of
the  Borrower and each of its Subsidiaries, to examine  the
books and records thereof and Accountants' reports relating
thereto,  and  to  make  copies or extracts  therefrom,  to
discuss   the  affairs  of  the  Borrower  and  each   such
Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants, pro vided that after the occurrence and during the continuance of an Event of Default (whether or not the Commitments have been terminated and whether or not the Loans have been accelerated) all expenses of any visit, inspection or examination pursuant to this Section shall be paid by the Borrower.

     7.10.     Authorizations

           Maintain, and cause each of its Subsidiaries  to
maintain,   in   full  force  and  effect,  all   licenses,
franchises,    permits,   licenses   (including,    without
limitation, Gaming Licenses), authorizations and other rights as are necessary for the conduct of its business, except to the extent that the failure to so maintain could not reasonably be expected to have a Material Adverse
Effect.

     7.11.     Financial Covenants

           (a) Leverage Ratio. Maintain at all times a Leverage Ratio of not more than 3.00:1.00.

          (b) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.15:1.00.

           (c) Jackpot Ratio. Maintain at all times a Jackpot Ratio of not less than 1.00:1.00.


8.   NEGATIVE COVENANTS

     The Borrower agrees that, so long as this Agreement is
in   effect,  any  Commitment  or  the  Letter  of   Credit
Commitment   is   continuing,  any  Loan  or  Reimbursement
Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Administrative Agent, the
Borrower shall not, directly or indirectly:

     8.1. Indebtedness

           Create, incur, assume or suffer to exist any  li
ability for Indebtedness, or permit any of its Subsidiaries
so  to do, except (i) Indebtedness due under the Loan  Docu
ments,  (ii)  Indebtedness of the Borrower or  any  of  its
Subsidiaries existing on the Effective Date as set forth on
Schedule 8.1 (other than the Existing Bank Debt which is to
be  repaid  on  the  Effective Date),  excluding  increases
thereof, but, in the case of (A) such Indebtedness  of  the
Subsidiaries of the Borrower, and (B) Indebtedness  of  the
Borrower   under  the  Senior  Notes,  including  renewals,
extensions and refinancings thereof, provided, however, any
such  renewal, extension or refinancing of the Senior Notes
shall  not have a maturity earlier than one year after  the
Maturity  Date,  (iii)  Intercompany  Indebtedness  to  the
extent permitted by Section 8.5, (iv) Indebtedness in an ag
gregate  principal amount not in excess of  $25,000,000  at
any  one time outstanding (A) in respect of capital leases,
(B)  secured by Liens on Property (including, in the  event
such Property constitutes Capital Stock of a newly acquired
Subsidiary,  Liens on the Property of such  Subsidiary)  ac
quired by the Borrower or any of its Subsidiaries after the
Effective  Date, provided that such Liens are in  existence
on the date of such acquisition and were not placed on such
Property  in  contemplation of such  acquisition,  and  (C)
other  purchase money Indebtedness, provided that, in  each
case  under  this  clause (iv), the Lien securing  such  In
debtedness is permitted by Section 8.2, (v) Indebtedness in
respect  of  the  Senior Notes unless  the  same  shall  be
prepaid  in  accordance  with the provisions  hereof,  (vi)
unsecured  Indebtedness of a Subsidiary  of  the  Borrower,
provided  that  (A)  immediately before  and  after  giving
effect  thereto,  no  Default or Event  of  Default   shall
exist, and (B) the aggregate outstanding principal amount of all such Indebtedness incurred by the Subsidiaries of the Borrower after the Effective Date shall not exceed
$50,000,000 at any time, (vii) other unsecured Indebtedness of the Borrower, provided that (A) no Default or Event of Default shall exist or be continuing at the time of the incurrence thereof, (B) the interest rate on any such Indebtedness is not in excess of the rate available for similar borrowings by similar borrowers at the time of the incurrence thereof, and (C) the maturity of such Indebted ness is no earlier than one year after the Maturity Date and (viii) Indebtedness (other than Indebtedness of IGT or any Subsidiary of IGT) acquired as part of a Permitted
Acquisition, provided that such Indebtedness existed im mediately prior to such Permitted Acquisition and was not incurred in anticipation thereof.

     8.2. Liens

          Create, incur, assume or suffer to exist any Lien
upon any of its Property, whether now owned or hereafter ac
quired, or permit any of its Subsidiaries so to do,  except
(i)  Liens  for  Taxes in the ordinary course  of  business
which are not delinquent or which are being contested in ac
cordance  with  Section 7.4, provided that  enforcement  of
such  Liens is stayed pending such contest, (ii)  Liens  in
connection   with   workers'   compensation,   unemployment
insurance  or  other social security obligations  (but  not
ERISA),  (iii) deposits or pledges to secure bids, tenders,
contracts (other than contracts for the payment of  money),
leases, statutory obligations, surety and appeal bonds  and
other  obligations of like nature arising in  the  ordinary
course  of  business,  (iv) zoning  ordinances,  easements,
rights  of  way, minor defects, irregularities,  and  other
similar restrictions affecting real Property which  do  not
adversely  affect the value of such real  Property  or  the
financial  condition of the Borrower or such Subsidiary  or
impair  its  use for the operation of the business  of  the
Borrower or such Subsidiary, (v) Liens arising by operation
of   law  such  as  mechanics',  materialmen's,  carriers',
warehousemen's  liens incurred in the  ordinary  course  of
business  which  are  not delinquent  or  which  are  being
contested in accordance with Section 7.6, provided that  en
forcement  of  such Liens is stayed pending  such  contest,
(vi)  Liens arising out of judgments or decrees  which  are
being  contested in accordance with Section  7.6,  provided
that  enforcement  of  such Liens is  stayed  pending  such
contest,  (vii) Liens in favor of the Administrative  Agent
and  the  Lenders  under the Loan Documents,  (viii)  Liens
under  capital leases and Liens on Property (including,  in
the  event  such Property constitutes Capital  Stock  of  a
newly  acquired Subsidiary, Liens on the Property  of  such
Subsidiary)  acquired  after the Effective  Date,  provided
that  (A) such Liens are in existence on the date  of  such
acquisition and were not placed on such Property in  contem
plation of such acquisition, (B) such Liens attach only  to
the  Property  so purchased or acquired,  and  (C)  the  In
debtedness  secured by such Liens is permitted  by  Section
8.1(iv),  (ix) Liens on Margin Stock to the extent  that  a
prohibition   on   such   Liens   would   result   in   the
Administrative Agent, the Issuing Bank and the Lenders being deemed to be "indirectly secured" by Margin Stock under Regulation U of the Board of Governors of the Federal
Reserve System, as amended, taking into account the value of Margin Stock owned by the Borrower and its Subsidiaries and any other relevant facts and circumstances, (x) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby or extensions thereof to additional
Property, (xi) Liens consisting of the interest or title of the lessor or sublessor under any lease and any Liens arising from UCC financing statements relating solely to leases in respect of which the Borrower or any of its Subsidiaries is the lessee, (xii) Liens in favor of Governmental Authorities arising by operation of law to secure the payment of custom duties in connection with the importation of goods in the ordinary course of business,
(xiii) Liens consisting of licenses or patents, trademarks and other intellectual property granted by the Borrower or any of its subsidiaries which does not interfere in any material respect with the conduct of the Borrower's or such Subsidiary's business in the ordinary course and (xiv)
Liens securing Indebtedness described in Section 8.1(viii) on Property acquired after in connection with a Permitted
Acquisition, provided that such Liens are limited to the Property so acquired and were not created in anticipation of such acquisition.

     8.3. Merger, Consolidations and Acquisitions

           Consolidate with, be acquired by, merge into  or
with  any  Person, make any Acquisition or enter  into  any
binding agreement to do any of the foregoing which  is  not
contingent  on  obtaining  the  consent  of  the   Required
Lenders, or permit any of its Subsidiaries so to do, except:

                (a)   provided  that (i) the Administrative
Agent shall have received ten days prior written notice and
(ii) immediately before and after giving effect thereto no Default or Event of Default shall exist, (A) IGT may merge or consolidate with the Borrower provided that the Borrower shall be the survivor, (B) any wholly-owned Subsidiary of the Borrower (other than IGT) may merge or consolidate with any other wholly-owned Subsidiary of the Borrower (other than IGT);

                (b)   mergers involving Subsidiaries (other
than IGT) as part of an Acquisition permitted by subsection
(d) below;

                (c)   Investments permitted by Section 8.5; and

                (d)  Acquisitions, the Acquisition Cost  of
which for all Acquisitions made after the Effective Date shall not exceed $200,000,000, provided that:

                     (i)  the Administrative Agent and  the
Lenders shall have been given ten Business Days' prior written notice thereof;

                     (ii)  no  Default or Event of  Default
shall exist immediately before or after giving effect to such Acquisition;

                     (iii)     the Borrower will be in  com
pliance  with each of the financial covenants contained  in
Section 7.11 on a pro-forma basis after giving effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith which is permitted by Section 8.1;

                    (iv) immediately after giving effect to
each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made;

                     (v)   the  Person, business or  assets
acquired in connection with such Acquisition are in the same or a related line of business to the Borrower or any of its Subsidiaries;

                    (vi) if the Acquisition Cost in respect
of   any   Acquisition   shall  exceed   $25,000,000,   the
Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, (A) identifying the Person or Property to be acquired, the name of the Person making such Acquisition and setting forth the total con sideration to be paid in respect of such Acquisition and
(B)  certifying the information set forth in  clauses  (ii)
(iii) and (iv) above and containing computations (in reasonable detail) in support thereof, such certificate to be in form and substance satisfactory to the Administrative
Agent; and

                      (vii)      the  Administrative  Agent
shall have received such other information or documents as the Administrative Agent shall have reasonably requested.

     8.4. Dispositions

           Make any Disposition, or permit any of its Subsidiaries so to do, except:

                (a)   any  Disposition  of  any  Investment
permitted under Section 8.5, provided, however, that if the
Senior  Notes (or any portion thereof) are outstanding  and
as  a  result  of  such Disposition the Borrower  would  be
obligated to make an offer to repay such Senior Notes, such
Disposition  shall  only  be  permitted  subject   to   the
provisions of subsection (c);

                (b)  Dispositions of Property which, in the
reasonable opinion of the Borrower or such Subsidiary, is obsolete or no longer useful in the conduct of its business; and

                (c)   so  long as no Default  or  Event  of
Default  shall  exist immediately before  or  after  giving
effect thereto, other Dispositions, provided, however, that
if   the  book  value  of  the  Property  subject  to  such
Disposition,  together with the book  value  of  all  other
Property which was the subject of a Disposition during such fiscal year, exceeds 15% of Consolidated Total Assets:

                     (i)   within ten days after each  such
Disposition, the Administrative Agent and the Lenders shall
have received a certificate in respect thereto signed by  a
Financial Officer of the Borrower identifying the  Property
sold  or otherwise disposed of and certifying that  (A)  im
mediately before or after giving effect thereto, no Default
or   Event   of   Default  shall  exist,  (B)   the   total
consideration  received and to be received  in  respect  of
such  Disposition,  and (C) if all or any  portion  of  the
proceeds  thereof  are to be applied to the  prepayment  or
redemption  of  Senior Notes in accordance  with  the  Note
Agreement,   the   amount  to  be  so  applied   (including
calculations  thereof  in  reasonable  detail),   provided,
however, that if the Borrower makes an offer to the holders
of  Senior  Notes  to prepay or redeem  Senior  Notes  with
respect  to  a  Disposition and any such  holder  does  not
accept  the  Borrower's offer to so prepay or  redeem,  the
Borrower  shall  deliver  a  revised  calculation  of   the
information required under this clause (C), certified by a Financial Officer of the Borrower; and

                     (ii)  the Aggregate Commitment  Amount
shall be permanently reduced by an amount set forth under clauses (A) or (B) below:

                          (A)   if  at  the  time  of  such
Disposition and at the time that the Borrower would be obligated to prepay or redeem Senior Notes in connection with such Disposition pursuant to the Note Agreement, the Senior Notes are outstanding (1) the Borrower shall include the Aggregate Credit Exposure in the calculation of the "Allocable Share" (as defined in the Note Agreement) and
(2) the Aggregate Commitment Amount shall be permanently reduced by an amount equal to 100% of the amount of the Net
Proceeds of such Disposition minus the amount thereof required to be applied to the prepayment of the Senior
Notes pursuant to the Note Agreement minus the amount thereof which the Borrower or such Subsidiary has applied prior to the Disposition Reduction Date to the purchase of assets (other than current assets) for use in its business, such reduction to be made on the Disposition Reduction
Date; and

                          (B)   if  the  Senior  Notes  are
either not outstanding at the time of the Disposition or on
the   Disposition   Reduction  Date,  on  the   Disposition
Reduction Date, the Aggregate Commitment Amount shall be permanently reduced by an amount equal to 100% of the amount of the Net Proceeds of such Disposition minus the amount thereof which the Borrower or such Subsidiary has applied prior to the Disposition Reduction Date to the purchase of assets (other than current assets) for use in its business; and

                (d)   Dispositions of Margin Stock  to  the
extent   that   a  prohibition  or  restriction   on   such
Dispositions would result in the Administrative Agent and the Lenders being deemed to be "indirectly secured by such Margin Stock under Regulation U of the Board of Governors of the Federal Reserve System, as amended, taking into account the value of the Margin Stock owned by the Borrower and its Subsidiaries and any other relevant facts and circumstances.

     8.5. Investments, Loans, Etc.

           At any time, directly or indirectly purchase, hold, own or otherwise acquire or invest in any Capital
Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or other extensions of credit to, or any investment (whether in cash or other Property) in, any other Person, or enter into any arrangement for the purpose of providing funds or credit to any other Person, or make any Acquisition (other than a Permitted Acquisition), or become a partner or joint venturer in any partnership or joint venture, or enter into any Interest Rate Protection Arrangement, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or make any commitment or otherwise to agree to do any of the foregoing
(all of which are sometimes referred to herein as "Invest ments"), or permit any of its Subsidiaries so to do, or except:

               (a)  Investments in Cash Equivalents;

                (b)   Investments existing on the Effective
Date as set forth on Schedule 8.5;

               (c)  normal business banking accounts;

               (d)  Investments (i) by the Borrower, IGT or
any  of  IGT's Subsidiaries in IGT or any of IGT's  wholly-
owned  Subsidiaries, including Investments in  Intercompany
Indebtedness,  and  (ii)  by the Borrower  or  any  of  its
Subsidiaries   in  any  wholly-owned  Subsidiary   of   the
Borrower,  including  Investments  in  Intercompany  Indebt
edness,  provided that such Investments under  this  clause
(ii)  shall  not  exceed  in  the  aggregate  10%  of   the
Borrower's Consolidated Total Assets at any time;

                (e)   Investments in direct obligations  of
the   United   States  of  America   or   any   agency   or
instrumentality thereof, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in five years or less from the date of the acquisition thereof;

                (f)   Investments (i) in direct obligations
of   the  United  States  of  America  or  any  agency   or
instrumentality thereof, the payment or guarantee of  which
constitutes  a  full  faith and credit  obligation  of  the
United  States of America, (ii) in any security  issued  or
guaranteed  by  any state or political subdivision  thereof
having, at the time of acquisition, a rating of A or better
by  either Standard & Poor's or Moody's and (iii) permitted
by  any Gaming Authority regulating gaming with respect  to
the funding of Jackpot Liabilities, in each case in amounts
which  the  Borrower or any of its Subsidiaries  deems,  in
good   faith,   to  be  necessary  to  fund   its   Jackpot
Liabilities;

               (g)  Investments in Interest Rate Protection
Arrangements (where used for hedging purposes) covering a notional principal amount not in excess of the sum of the Aggregate Available Commitment Amount plus the outstanding principal amount of the Senior Notes;

                (h)   Investments consisting  of  loans  or
advances to any officer, director or employee of the Borrower or any of its Subsidiaries made (i) in the usual and ordinary course of business for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any of its Subsidiaries, and (ii) in connection with the exercise of any stock option of such officer, director or employee, provided that such loans or advances made in connection with the exercise of stock options shall not exceed in the aggregate at any time outstanding $2,000,000;

                (i)   Investments in repurchase  agreements
having terms of less than 180 days which are backed by Investments described in subsection (e) above and which are issued by (A) an Approved Bank or an investment bank whose (or whose parent company's) long-term debt securities are, at the time of any acquisition thereof by the Borrower or any of its Subsidiaries, accorded a rating of A or better by either of Standard & Poor's or Moody's or (B) a primary securities dealer;

                (j)   Investments acquired  as  part  of  a
Permitted   Acquisition,  provided  that  such  Investments
existed immediately prior to the time the Permitted Acqui sition was made and were not made in anticipation thereof;

                 (k)   any  change  in  the  form  of   any
Investment in a Subsidiary of the Borrower from debt to equity (other than debt of IGT or any Subsidiary of IGT);

                (l)   Investments in equity  securities  of
Acres Gaming, Inc. not to exceed an additional 5% of the outstanding equity therein, provided that the cost thereof does not exceed $7,000,000;

                 (m)   Investments  consisting  of  in-kind
contributions of gaming machines and gaming equipment to joint ventures;

                (n)  Investments by the Borrower or any  of
its Subsidiaries in joint ventures to the extent made in cash or Cash Equivalents;

                (o)   other Investments (including, without
limitation, Investments in joint ventures to the extent not described in subsections (m) or (n) above) in an aggregate amount not to exceed $50,000,000, provided that no Default or Event of Default shall exist before or after giving effect thereto; and

                 (p)    Investments  in  equity   or   debt
securities not to exceed 5% of the outstanding equity or debt securities of any single issuer, provided that such Investments shall not exceed in the aggregate 10% of the Borrower's Consolidated Total Assets.

     8.6. Restricted Payments

          Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Sub sidiaries so to do, except that: (i) a wholly- owned Sub sidiary may declare and pay Restricted Payments to the Borrower, (ii) provided that no Default or Event of Default has occurred and is then continuing or would occur giving effect thereto, the Borrower may (A) declare and pay cash dividends on its common Capital Stock and (B) repurchase shares of its common Stock.

     8.7. Business and Name Changes

           Except to the extent permitted by Section 7.3, materially change the nature of the business of the Borrower and its Subsidiaries as conducted on the Effective
Date, or alter or modify its name, structure or status, or change its fiscal year from that in effect on the Effective
Date, or permit any of its Subsidiaries so to do.

     8.8. ERISA

           (a)   Establish or contribute, or permit any  of
its  Subsidiaries  so  to  do,  to  any  Pension  Plan   or
Multiemployer Plan except to the extent that the same would not reasonably be expected to result in a Material Adverse
Effect.

           (b) Permit any Pension Plan to : (i) engage in any non-exempt "prohibited transactions" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable laws, (iii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA);
or (iv) terminate in any manner, which, with respect to each event listed above, would reasonably be expected to result in a Material Adverse Effect.

           (c) Withdraw, completely or partially, from any Multiemployer Plan if to do so would reasonably be expected to have a Material Adverse Effect.

     8.9. Amendments, Etc. of Certain Agreements

           Enter  into or agree to any amendment,  modifica
tion   or   waiver  of  any  term  or  condition   of   its
Organizational Documents or the Note Agreement in  any  way
which   would  adversely  affect  the  interests   of   the
Administrative Agent and the Lenders under any of the  Loan
Documents or permit any of its Subsidiaries so to do.

     8.10.     Transactions with Affiliates

           Become a party to any transaction with an Af filiate unless the Borrower's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower as those which would be obtainable at the time in a comparable arms-length trans action with a Person other than an Affiliate, or permit any of its Subsidiaries so to do, other than payments or advances of compensation or benefits (to the extent not prohibited by Section 8.5(h)) to Affiliates in his or her capacity as an employee, officer or director of the Borrower or any of its Subsidiaries.

      8.11. Limitation on Upstream Dividends by Sub sidiaries

           Permit or cause IGT or any of IGT's Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (i) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its Capital Stock owned directly or indirectly by the Borrower, IGT or any Subsidiary of IGT or from making any other dis tribution on account of any class of any such Capital Stock
(herein referred to as "Upstream Dividends"), (ii) the dec laration or payment of Upstream Dividends by IGT or a Sub sidiary of IGT to the Borrower, IGT or another Subsidiary of IGT, on an annual or cumulative basis, is or would be otherwise limited or restricted or (iii) any other payments or distributions by IGT or a Subsidiary of IGT to the Borrower, IGT or another Subsidiary of IGT is or would be otherwise limited or restricted.

     8.12.     Limitation on Negative Pledges

           Enter into any agreement, other than (i) this Agreement and (ii) purchase money mortgages or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), or permit IGT or any of IGT's
Subsidiaries so to do, which prohibits or limits the ability of the Borrower, IGT or a Subsidiary of IGT to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.


9.   DEFAULT

     9.1. Events of Default

           The following shall each constitute an "Event of Default" hereunder:

               (a)  The failure of the Borrower to make (i)
any payment of principal on any Note, or any reimbursement payment hereunder or under any Reimbursement Agreement, when due and payable, or (ii) any deposit into the Cash
Collateral Account when required hereby; or

               (b)  The failure of the Borrower to make any
payment  of  interest, Fees, expenses or other amounts  pay
able   under  any  Loan  Document  or  otherwise   to   the
Administrative Agent with respect to the loan facilities established hereunder within five Business Days of the date when due and payable; or

                (c)  The failure of the Borrower to observe
or  perform any covenant or agreement contained in Sections
2.7, 7.3, 7.11 or Section 8; or

                (d)  The failure of the Borrower to observe
or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

                (e)  Any representation or warranty made by
the Borrower (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion
(other than an opinion of counsel) or other document de livered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of mis statement or omission) in any material respect when made;
or

               (f)  Liabilities and/or other obligations of
the Borrower (other than its obligations hereunder) or any of its Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebted ness or operating leases in an aggregate amount in excess of $20,000,000 (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or
(ii) shall not be paid when due or within any grace period for the payment thereof, (iii) any holder of any such obli gation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or (iv) as a consequence of the occurrence or continuation of any event or condition, the Borrower or any of its Subsidiaries has become obligated to purchase or repay any Indebtedness before its regularly scheduled maturity date;

                 (g)    Any  license  (including,   without
limitation, any Gaming License), franchise, permit, right, approval or agreement of the Borrower or any of its Sub sidiaries is not renewed, or is suspended, revoked or terminated provided that such non- renewal, suspension, revocation or termination thereof would have a Material Ad verse Effect; or

               (h)  The Borrower or any of its Subsidiaries
shall  (i) suspend or discontinue its business (other  than
any  Subsidiary of the Borrower permitted to  be  dissolved
pursuant to Section 7.3), (ii) make an assignment  for  the
benefit  of  creditors, (iii) generally not be  paying  its
debts  as such debts become due, (iv) admit in writing  its
inability to pay its debts as they become due, (v)  file  a
voluntary  petition  in bankruptcy, (vi)  become  insolvent
(however  such insolvency shall be evidenced),  (vii)  file
any  petition  or answer seeking for itself any  reorganiza
tion,   arrangement,  composition,  readjustment  of  debt,
liquidation  or  dissolution or similar  relief  under  any
present  or  future  statute,  law  or  regulation  of  any
jurisdiction, (viii) petition or apply to any tribunal  for
any  receiver, custodian or any trustee for any substantial
part  of its Property, (ix) be the subject of any such  pro
ceeding  filed against it which remains undismissed  for  a
period  of  45 days, (x) file any answer admitting  or  not
contesting  the material allegations of any  such  petition
filed against it or any order, judgment or decree approving
such  petition in any such proceeding, (xi) seek,  approve,
consent to, or acquiesce in any such proceeding, or in  the
appointment  of any trustee, receiver, sequestrator,  custo
dian,   liquidator,  or  fiscal  agent  for  it,   or   any
substantial part of its Property, or an order is entered ap
pointing  any such trustee, receiver, custodian, liquidator
or  fiscal  agent and such order remains in effect  for  45
days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquida tion or dissolution of the Borrower or such Subsidiary; or

                (i)   An order for relief is entered  under
the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) ad judging the Borrower or any of its Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seek ing reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, seques trator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such decree or order continues un stayed and in effect for a period of 45 days; or

                 (j)   Judgments  or  decrees  against  the
Borrower  or any of its Subsidiaries aggregating in  excess
of  $10,000,000  (unless adequately insured  by  a  solvent
unaffiliated   insurance  company  which  has  acknowledged
coverage) shall remain unpaid, unstayed on appeal, undis charged, unbonded or undismissed for a period of 30 days;
or

                (k)  Any Loan Document shall cease, for any
reason, to be in full force and effect, or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or

                (l)  The occurrence of a Change of Control; or

                (m)   Any  Pension Plan maintained  by  the
Borrower, any of its Subsidiaries or any ERISA Affiliate is
determined   to   have  a  material  "accumulated   funding
deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect.

     9.2. Contract Remedies

           (a)   Upon the occurrence of an Event of Default
or  at  any time thereafter during the continuance thereof,
(i)  if  such  event  is an Event of Default  specified  in
clause  (h)  or (i) above, the Commitments of  all  of  the
Lenders  shall immediately and automatically terminate  and
the  Loans, all accrued and unpaid interest thereon and all
other  amounts  owing  under the Loan  Documents  shall  im
mediately  become  due and payable, and the  Administrative
Agent  may, and, upon the direction of the Required Lenders
shall,  exercise  any  and all remedies  and  other  rights
provided  in the Loan Documents, and (ii) if such event  is
any  other  Event of Default, any or all of  the  following
actions  may be taken: (A) with the consent of the Required
Lenders,  the Administrative Agent may, and upon the  direc
tion  of  the Required Lenders shall, by notice to the  Bor
rower,  declare  the  Commitments of  all  of  the  Lenders
terminated forthwith, whereupon such Commitments  shall  im
mediately  terminate,  and (B)  with  the  consent  of  the
Required  Lenders, the Administrative Agent may,  and  upon
the  direction of the Required Lenders shall, by notice  of
default to the Borrower, declare the Loans, all accrued and
unpaid  interest thereon and all other amounts owing  under
the  Loan Documents to be due and payable forthwith,  where
upon the same shall immediately become due and payable, and
the Administrative Agent may, and upon the direction of the
Required  Lenders shall, exercise any and all remedies  and
other  rights  provided in the Loan Documents.   Except  as
otherwise  provided  in this Section, presentment,  demand,
protest  and  all other notices of any kind are  hereby  ex
pressly  waived.   The  Borrower hereby  further  expressly
waives and covenants not to assert any appraisement, valua tion, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

          (b) In the event that the Commitments of all the Lenders shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative
Agent and the Lenders from or on behalf of the Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the other obliga tions of the Borrower under the Loan Documents in the fol lowing manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Administrative Agent from the Borrower, (iii) third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of
Section 11.5; (iv) fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan
Documents (other than principal and interest on the Loans),
(v) fifth, to the payment, pro rata according to the Outstanding Percentage of each Lender, of interest due on the Loans of each Lender; (vi) sixth, to the payment, pro rata according to the Outstanding Percentage of each Lender, of principal outstanding on the Loans; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent, the Issuing Bank and the Lenders under any Loan Document.


10.  THE ADMINISTRATIVE AGENT

     10.1.     Appointment

           Each  of the Issuing Bank and each Lender hereby
irrevocably   designates   and   appoints   BNY   as    the
Administrative  Agent of the Issuing Bank and  such  Lender
under  the Loan Documents and each of the Issuing Bank  and
each    Lender    hereby   irrevocably    authorizes    the
Administrative  Agent  to take such action  on  its  behalf
under  the provisions of the Loan Documents and to exercise
such  powers  and perform such duties as are expressly  del
egated to the Administrative Agent by the terms of the Loan
Documents,  together  with such other  powers  as  are  rea
sonably   incidental   thereto.    The   duties   of    the
Administrative Agent shall be mechanical and administrative
in  nature,  and,  notwithstanding  any  provision  to  the
contrary elsewhere in any Loan Document, the Administrative
Agent  shall not have any duties or responsibilities  other
than  those  expressly set forth therein, or any  fiduciary
relationship  with, or fiduciary duty to, the Issuing  Bank
or   any  Lender,  and  no  implied  covenants,  functions,
responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

     10.2.     Delegation of Duties

           The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concern ing all matters pertaining to such duties.

     10.3.     Exculpatory Provisions

           Neither the Administrative Agent nor any of  its
officers,  directors, employees, agents,  attorneys-in-fact
or  affiliates shall be (i) liable for any action  lawfully
taken or omitted to be taken by it or such Person under  or
in   connection  with  the  Loan  Documents   (except   the
Administrative  Agent  for  its  own  gross  negligence  or
willful  misconduct), or (ii) responsible in any manner  to
the  Issuing  Bank or any of the Lenders for any  recitals,
statements,  representations  or  warranties  made  by  the
Borrower or any officer thereof contained in the Loan  Docu
ments  or  in any certificate, report, statement  or  other
document referred to or provided for in, or received by the
Administrative Agent under or in connection with, the  Loan
Documents   or  for  the  value,  validity,  effectiveness,
genuineness,  perfection, enforceability or sufficiency  of
any  of  the Loan Documents or for any failure of  the  Bor
rower  or  any  other  Person to  perform  its  obligations
thereunder.   The Administrative Agent shall not  be  under
any  obligation to the Issuing Bank or any Lender to  ascer
tain  or to inquire as to the observance or performance  of
any  of the agreements contained in, or conditions of,  the
Loan  Documents,  or  to  inspect the  Property,  books  or
records  of  the Borrower or any of its Subsidiaries.   The
Issuing   Bank  and  the  Lenders  acknowledge   that   the
Administrative Agent shall not be under any  duty  to  take
any discretionary action permitted under the Loan Documents
unless  the  Administrative Agent shall  be  instructed  in
writing  to do so by the Issuing Bank and Required  Lenders
and  such instructions shall be binding on the Issuing Bank
and  all  Lenders  and all holders of the Notes;  provided,
however,  that  the  Administrative  Agent  shall  not   be
required   to   take   any   action   which   exposes   the
Administrative Agent to personal liability or  is  contrary
to  law  or  any  provision  of the  Loan  Documents.   The
Administrative Agent shall not be under any liability or re sponsibility whatsoever, as Administrative Agent, to the Borrower, any of its Subsidiaries or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

     10.4.     Reliance by Administrative Agent

           The  Administrative Agent shall be  entitled  to
rely,  and  shall be fully protected in relying,  upon  any
writing,    resolution,   notice,   consent,   certificate,
affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper
Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts se lected by the Administrative Agent. The Administrative
Agent may treat the Issuing Bank or each Lender, as the case may be, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of the Issuing Bank or such Lender, as the case may be, in its Loans, Notes, the Letters of Credit and the Reimbursement Obligations, as applicable, until written notice of transfer, signed by the Issuing Bank or such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative
Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or com munication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or di rection and any action taken or failure to act pursuant thereto shall be binding upon the Issuing Bank, all the Lenders and all future holders of the Notes and the Reim bursement Obligations.

     10.5.     Notice of Default

           The Administrative Agent shall not be deemed  to
have  knowledge or notice of the occurrence of any  Default
or  Event  of Default unless the Administrative  Agent  has
received  written notice thereof from the Issuing  Bank,  a
Lender   or   the   Borrower.   In  the  event   that   the
Administrative   Agent  receives   such   a   notice,   the
Administrative Agent shall promptly give notice thereof  to
the  Issuing  Bank,  the  Lenders and  the  Borrower.   The
Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

      10.6.      Non-Reliance on Administrative  Agent  and
Other Lenders

            Each  of  the  Issuing  Bank  and  each  Lender
expressly  acknowledges  that  neither  the  Administrative
Agent nor any of its respective officers, directors, employ
ees,  agents, attorneys-in-fact or affiliates has made  any
representations or warranties to it and that no act by  the
Administrative Agent hereinafter, including any  review  of
the  affairs  of  the Borrower or any of its  Subsidiaries,
shall  be  deemed  to  constitute  any  representation   or
warranty  by the Administrative Agent to any Lender.   Each
of  the  Issuing  Bank and each Lender  represents  to  the
Administrative Agent that it has, independently and without
reliance upon the Administrative Agent, the Issuing Bank or
any Lender, and based on such documents and information  as
it has deemed appropriate made its own evaluation of and in
vestigation   into  the  business,  operations,   Property,
financial and other condition and creditworthiness  of  the
Borrower  and  the value and Lien status of any  collateral
security and made its own decision to enter into this Agree
ment.   Each  of  the  Issuing Bank and  each  Lender  also
represents that it will, independently and without reliance
upon  the  Administrative Agent, the Issuing  Bank  or  any
Lender, and based on such documents and information  as  it
shall  deem appropriate at the time, continue to  make  its
own credit analysis, evaluations and decisions in taking or
not taking action under any Loan Document, and to make such
investigation as it deems necessary to inform itself as  to
the  business,  operations, Property, financial  and  other
condition  and  creditworthiness of the  Borrower  and  the
value  and Lien status of any collateral security.   Except
for notices, reports and other documents expressly required to be furnished to the Issuing Bank and/or the Lenders by the Administrative Agent hereunder, the Administrative
Agent shall not have any duty or responsibility to provide the Issuing Bank or any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which at any time may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7.     Indemnification

          Each Lender agrees to indemnify and hold harmless
the  Administrative Agent in its capacity as such  (to  the
extent  not promptly reimbursed by the Borrower and without
limiting the obligation of the Borrower to do so), pro rata
according  to  the  aggregate of the outstanding  principal
balance   of   the  Loans  and  any  unpaid   Reimbursement
Obligations  (or at any time when no Loans are  outstanding
and   there   are  no  unpaid  Reimbursement   Obligations,
according  to its Commitment Percentage), from and  against
any  and  all  liabilities, obligations,  losses,  damages,
penalties,  actions, judgments, suits, costs,  expenses  or
disbursements  of  any kind whatsoever  including,  without
limitation,  any amounts paid to the Lenders  (through  the
Administrative Agent) by the Borrower pursuant to the terms
of  the Loan Documents, that are subsequently rescinded  or
avoided,  or must otherwise be restored or returned)  which
may at any time (including, without limitation, at any time
following  the  payment of the Loans,  the  Notes  and  the
Reimbursement  Obligations) be imposed on, incurred  by  or
asserted  against the Administrative Agent in  any  way  re
lating to or arising out of the Loan Documents or any other
documents  contemplated by or referred to  therein  or  the
transactions  contemplated thereby or any action  taken  or
omitted to be taken by the Administrative Agent under or in
connection  with  any of the foregoing; provided,  however,
that  no Lender shall be liable for the payment of any  por
tion  of  such  liabilities, obligations, losses,  damages,
penalties,  actions, judgments, suits, costs,  expenses  or
disbursements  to  the  extent resulting  solely  from  the
finally  adjudicated gross negligence or willful misconduct
of  the  Administrative Agent.  Without limitation  of  the
foregoing,   each   Lender   agrees   to   reimburse    the
Administrative Agent promptly upon demand for its pro  rata
share of any unpaid fees owing to the Administrative Agent,
and  any costs and expenses (including, without limitation,
reasonable  fees and expenses of counsel)  payable  by  the
Borrower  under  Section  11.5,  to  the  extent  that  the
Administrative Agent has not been paid such fees or has not
been  reimbursed for such costs and expenses,  by  the  Bor
rower.   The  failure  of  any  Lender  to  reimburse   the
Administrative Agent promptly upon demand for its pro  rata
share  of any amount required to be paid by the Lenders  to
the  Administrative Agent as provided in this Section shall
not relieve any other Lender of its obligation hereunder to
reimburse  the Administrative Agent for its pro rata  share
of  such amount, but no Lender shall be responsible for the
failure  of  other  Lender to reimburse the  Administrative
Agent  for  such  other Lender's pro  rata  share  of  such
amount.   The agreements in this Section shall survive  the
termination of the Commitments of all of the Lenders, the Letter of Credit Commitment, and the payment of all amounts payable under the Loan Documents.

      10.8.      Administrative  Agent  in  Its  Individual
Capacity

           BNY  and  its  affiliates may  make  secured  or
unsecured loans to, accept deposits from, issue letters  of
credit  for the account of, act as trustee under indentures
of,  and generally engage in any kind of business with, the
Borrower  as  though  BNY  were  not  Administrative  Agent
hereunder  and  BNY  Capital Markets did  not  arrange  the
transactions  contemplated hereby.   With  respect  to  the
Commitments made or renewed by BNY and the Notes issued to, and the Reimbursement Obligations owing to, BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lend ers" shall in each case include BNY.

     10.9.     Successor Administrative Agent

           If at any time the Administrative Agent deems it
advisable,  in  its sole discretion, it may submit  to  the
Issuing  Bank and each of the Lenders a written  notice  of
its  resignation  as Administrative Agent  under  the  Loan
Documents,  such  resignation  to  be  effective  upon  the
earlier of (i) the written acceptance of the duties of  the
Administrative Agent under the Loan Documents by  a  succes
sor Administrative Agent and (ii) on the 30th day after the
date  of  such notice.  Upon any such resignation,  the  Re
quired  Lenders shall have the right to appoint from  among
the  Lenders a successor Administrative Agent.  If  no  suc
cessor Administrative Agent shall have been so appointed by
the  Required  Lenders  and accepted  such  appointment  in
writing  within  30 days after the retiring  Administrative
Agent's  giving of notice of resignation, then the retiring
Administrative Agent may, on behalf of the Issuing Bank and
the  Lenders,  appoint  a successor  Administrative  Agent,
which  successor Administrative Agent shall be a commercial
bank  organized under the laws of the United States or  any
State  thereof and having a combined capital, surplus,  and
undivided  profits of at least $100,000,000.  Upon  the  ac
ceptance  of any appointment as Administrative  Agent  here
under  by  a successor Administrative Agent, such successor
Administrative Agent shall thereupon succeed to and  become
vested  with all the rights, powers, privileges and  duties
of  the retiring Administrative Agent, and the retiring  Ad
ministrative Agent's rights, powers, privileges and  duties
as  Administrative Agent under the Loan Documents shall  be
terminated.  Each of the Borrower, the Issuing Bank and the
Lenders  shall execute such documents as shall be necessary
to   effect   such   appointment.    After   any   retiring
Administrative Agent's resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its ben efit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Administrative
Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan
Documents directly to the Issuing Bank and the Lenders entitled thereto during such time.

     10.10.    Documentation Agent; Co-Agents

           Neither the Documentation Agent nor any Co-Agent shall have any duties or obligations under the Loan Docu ments in such capacities. Each of the Documentation Agent and each Co-Agent in such capacities shall be entitled to the same protections, indemnities and rights, and subject to the same standards with respect to their actions, inactions and duties, as the Administrative Agent.


11.  OTHER PROVISIONS

     11.1.     Amendments and Waivers

          With the written consent of the Required Lenders,
the Administrative Agent, the Issuing Bank and the Borrower
may,  from  time  to  time, enter into written  amendments,
supplements  or  modifications of the Loan  Documents  and,
with   the   consent   of   the   Required   Lenders,   the
Administrative Agent on behalf of the Issuing Bank and the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Administrative
Agent may specify in such instrument, any of the re quirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall:

           (a)   without the consent of all of the Lenders,
(i)  increase  the Commitment Amount of any Lender  or  the
Aggregate Commitment Amount, (ii) extend the Maturity Date,
(iii) reduce the amount, or extend the time of payment,  of
the  Facility Fee or the Letter of Credit Commissions, (iv)
reduce the rate, or extend the time of payment of, interest
on  any Loan, (v) reduce the amount, or extend the time  of
payment of any installment or other payment of principal on
any Loan, (vi) decrease or forgive the principal amount  of
any Loan, (vii) consent to any assignment or delegation  by
any  Borrower of any of its rights or obligations under any
Loan  Document,  (viii) change the provisions  of  Sections
3.6, 3.10, 9.1(a), 9.1(b), 11.1 or 11.7(a), (ix) change the
definition  of "Required Lenders"; (x) change  the  several
nature  of  the  Lenders'  obligations,  (xi)  change   any
provision governing the sharing of payments and liabilities among the Lenders, or (xii) waive or amend any provision of
Section 5;

           (b)   without the written consent of the Issuing
Bank, change the Letter of Credit Commitment, change the amount or the time of payment of the Letter of Credit
Commissions or change any other term or provision which relates to the Letter of Credit Commitment or the Letters of Credit or any other rights of the Issuing Bank under any Loan Document; and

            (c)    without  the  written  consent  of   the
Administrative Agent, amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent hereunder or under the Loan Documents.

           Any such amendment, supplement, modification or waiver shall apply equally to the Administrative Agent, the Issuing Bank and each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Issuing Bank, the Administrative Agent and all future holders of the Revolving Credit Notes and the Reimbursement Obligations. In the case of any waiver, the parties to the applicable Loan Document, the Issuing Bank, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Revolving Credit Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any sub sequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

     11.2.     Notices

           All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly pro vided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by telecopy, when sent, addressed as follows in the case of the Borrower, the Administrative Agent or the Issuing Bank, addressed to the Domestic Lending Office, in the case of each Lender, or addressed to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

          The Borrower:

          International Game Technology
          9295 Prototype Way
          Reno, Nevada 89511
          Attention: Karen Raits
          Telephone: (702) 448-0128
          Telecopy:  (702) 448-1137

          with a copy to:

          International Game Technology
          9295 Prototype Way
          Reno, Nevada 89511
          Attention: J. Kenneth Creighton, Esq.
          Telephone: (702) 448-0119
          Telecopy:  (702) 448-0120

          The Administrative Agent or the Issuing Bank:

          The Bank of New York
          One Wall Street
          Agency Function Administration
          18th Floor
          New York, New York 10286
          Attention: Kalyani Bose
          Telephone: (212) 635-4693
          Telecopy:  (212) 635-6365 or 6366 or 6367

          with a copy to:

          The Bank of New York
          10990 Wilshire Boulevard - Suite 1125
          Los Angeles, California 90024
          Attention: Robert Louk,
                        Vice President
          Telephone: (310) 996-8663
          Facsimile: (310) 996-8667

except that any notice, request or demand by the Borrower to or upon the Administrative Agent, the Issuing Bank or the Lenders pursuant to Sections 2.3, 2.4 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

     11.3.     No Waiver; Cumulative Remedies

            No   failure  to  exercise  and  no  delay   in
exercising, on the part of the Administrative Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
The  rights, remedies, powers and privileges under the Loan
Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.4. Survival of Representations and Warranties and Certain Obligations

           (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

           (b) The obligations of the Borrower under Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 11.5 and 11.8
shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the pay ment of the Loans, the Reimbursement Obligations and all other amounts payable under the Loan Documents.

     11.5.     Expenses

           The  Borrower agrees, promptly upon presentation
of a statement or invoice therefor, and whether any Loan is
made  or  any  Letter of Credit is issued  (i)  to  pay  or
reimburse the Administrative Agent and BNY Capital  Markets
for  all  their respective out-of-pocket costs and expenses
reasonably  incurred  in connection with  the  development,
preparation,  execution  and  syndication  of,   the   Loan
Documents  and  any amendment, supplement  or  modification
thereto  (whether  or  not  executed  or  effective),   any
documents prepared in connection therewith and the consumma
tion  of  the transactions contemplated thereby, including,
without  limitation, the reasonable fees and  disbursements
of  Special Counsel, (ii) to pay or reimburse each  of  the
Issuing Bank, the Administrative Agent and the Lenders  for
all   of   its  costs  and  expenses,  including,   without
limitation,  reasonable fees and disbursements of  counsel,
incurred  in  connection with (A) any Default or  Event  of
Default  and  any enforcement or collection proceedings  re
sulting therefrom or in connection with the negotiation  of
any  restructuring  or "work-out" (whether  consummated  or
not)  of the obligations of the Borrower under any  of  the
Loan Documents and (B) the enforcement of this Section  and
(iii)  to pay, indemnify and hold each of the Issuing Bank,
the  Lenders and the Administrative Agent and each  of  its
officers, directors and employees harmless from and against
any and all other liabilities, obligations, claims, losses,
damages,  penalties,  actions,  judgments,  suits,   costs,
expenses  or disbursements of any kind or nature whatsoever
(including reasonable counsel fees and disbursements)  with
respect  to  the enforcement and performance  of  the  Loan
Documents,  the use of the proceeds of the  Loans  and  the
Letters  of  Credit and the enforcement and performance  of
the provisions of any subordination agreement involving the
Administrative Agent, the Issuing Bank and the Lenders (all
the foregoing, collectively, the "Indemnified Liabilities")
and, if and to the extent that the foregoing indemnity  may
be  unenforceable  for any reason, the Borrower  agrees  to
make  the  maximum payment not prohibited under  applicable
law;  provided, however, that the Borrower  shall  have  no
obligation   to   pay   Indemnified  Liabilities   to   the
Administrative Agent, the Issuing Bank or any Lender aris ing from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent, the Issuing
Bank or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all amounts payable under the Loan Documents.

     11.6.     Lending Offices

          (a)  Each Lender shall have the right at any time
and  from time to time to transfer its Loans to a different
office, provided that such Lender shall promptly notify the
Administrative Agent and the Borrower of any such change of
office.   Such office shall thereupon become such  Lender's
Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no Lender shall be entitled to receive any greater amount under Sections 3.5,
3.7 and 3.10, as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

          (b)  Each Lender agrees that, upon the occurrence
of any event giving rise to any increased cost or indemnity
under  Sections  3.5,  3.7 and 3.10 with  respect  to  such
Lender,  it  will,  if  requested  by  the  Borrower,   use
reasonable    efforts   (subject    to    overall    policy
considerations of such Lender) to designate another lending
office for any Loans affected by such event, provided  that
such designation is made on such terms that such Lender and
its  lending office suffer no economic, legal or regulatory
disadvantage,  with the object of avoiding the  consequence
of  the  event  giving rise to the operation  of  any  such
Section.   Nothing in this Section shall affect or postpone
any of the obligations of the Borrower or the right of any Lender provided in Sections 3.5, 3.6, 3.7 and 3.10.

     11.7.     Assignments and Participations

          (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Administrative Agent, all future holders of the Notes and the Reimbursement Obligations, and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent, the Issuing
Bank and each Lender.

           (b)   Each  Lender shall have the right  at  any
time,  upon written notice to the Administrative  Agent  of
its intent to do so, to sell, assign, transfer or negotiate
all  or  any part of its rights and obligations  under  the
Loan Documents to one or more of its affiliates, to one  or
more  of the other Lenders (or to affiliates of such  other
Lenders)  or,  with  the  prior  written  consent  of   the
Borrower,  the  Administrative Agent and the  Issuing  Bank
(which consents shall not be unreasonably withheld and,  in
the  case  of the Borrower, shall not be required upon  the
occurrence  and during the continuance of an  Event  of  De
fault), to sell, assign, transfer or negotiate all  or  any
part of its rights and obligations under the Loan Documents
to any Eligible Assignee, provided that (i) each such sale,
assignment,  transfer  or negotiation  (other  than  sales,
assignments,   transfers  or  negotiations   (x)   to   its
affiliates  or  (y)  its entire interest)  shall  be  in  a
minimum  amount  of  $5,000,000  and  whole  multiples   of
$1,000,000 in excess thereof and (ii) in the case  of  each
Lender  other  than  BNY,  it  shall  pay  a  fee  to   the
Administrative  Agent in the amount of  $3,500.   For  each
assignment,  the parties to such assignment  shall  execute
and  deliver  to  the  Administrative Agent  acceptance  an
Assignment  and Acceptance Agreement.  Upon such execution,
delivery,  acceptance  and  the recording  thereof  by  the
Administrative  Agent, from and after  the  effective  date
specified in such Assignment and Acceptance Agreement,  the
assignee  thereunder shall be a party hereto  and,  to  the
extent  provided  in such Assignment and  Acceptance  Agree
ment, the assignor Lender thereunder shall be released from
its  obligations  under the Loan Documents.   The  Borrower
agrees upon written request of the Administrative Agent and
at the Borrower's expense to execute and deliver to such as
signee,  Notes, dated the effective date of such Assignment
and  Acceptance Agreement.  Upon any such sale,  assignment
or  other  transfer, the Commitment Amounts  set  forth  in
Exhibit   A   shall   be   adjusted  accordingly   by   the
Administrative Agent and a new Exhibit A shall be dis tributed by the Administrative Agent.

           (c)  Each Lender may grant participations in all
or  any part of its rights under the Loan Documents to  one
or   more   Eligible  Assignees,  provided  that  (i)   its
obligations  under  the  Loan  Documents  shall  remain  un
changed,  (ii)  it shall remain solely responsible  to  the
other parties to the Loan Documents for the performance  of
such obligations, (iii) the Borrower, the Issuing Bank, the
Administrative Agent and the Lenders, as applicable,  shall
continue  to deal solely and directly with it in connection
with  its  rights and obligations under the Loan Documents,
(iv)  no sub-participations shall be permitted and (v)  the
voting  rights of any holder of any participation shall  be
limited  to the matters described in Section 11.1(a).   The
Borrower acknowledges and agrees that any such participant shall for purposes of Sections 3.5, 3.6, 3.7, 3.8, 3.9,
3.10 and 3.11, be deemed to be a "Lender"; provided, how ever, the Borrower shall not, at any time, be obligated to pay any participant in any interest of the Issuing Bank or any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to the Issuing
Bank or such Lender, as the case may be, in respect of such interest had the Issuing Bank or such Lender, as the case may be, not sold such participation.

           (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) any participation is granted pursuant to subsection (c) above, to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Administrative Agent in the case of clause (i), and to the Borrower and the Issuing Bank or the Lender which sold such participation, as the case may be, in the case of clause
(ii), as shall be required by Section 3.10(e).

           (e) No Lender shall, as between and among the Borrower, the Issuing Bank, the Administrative Agent and such Lender, as the case may be, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its rights and obligations under the Loan Documents, except that it shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its rights and obligations under the Loan Documents pursuant to subsection (b) above.

          (f) Notwithstanding anything to the contrary con tained in this Section, the Issuing Bank or any Lender may at any time or from time to time pledge or assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

     11.8.     Indemnity

            The   Borrower   agrees  to  defend,   protect,
indemnify, and hold harmless the Administrative Agent,  BNY
Capital Markets, the Issuing Bank and each and all  of  the
Lenders,  each of their respective Affiliates and  each  of
the respective officers, directors, employees and agents of
each  of  the foregoing (each an "Indemnified Person"  and,
collectively, the "Indemnified Persons") from  and  against
any  and  all  liabilities, obligations,  losses,  damages,
penalties,   actions,  judgments,  suits,  claims,   costs,
expenses and disbursements of any kind or nature whatsoever
(including,  without limitation, the fees and disbursements
of  counsel to such Indemnified Persons in connection  with
any  investigative, administrative or judicial  proceeding,
whether direct, indirect or consequential and whether based
on   any   federal   or  state  laws  or  other   statutory
regulations, including, without limitation, securities  and
commercial  laws and regulations, under common  law  or  at
equitable cause, or on contract or otherwise, including any
liabilities  and costs under Environmental  Laws,  Federal,
state  or  local  health  or safety laws,  regulations,  or
common  law principles, arising from or in connection  with
the  past, present or future operations of the Borrower  or
its  predecessors  in  interest, or the  past,  present  or
future  environmental  condition of  the  Property  of  the
Borrower  or  any  of  its Subsidiaries,  the  presence  of
asbestos-containing materials at any such Property, or  the
release  or  threatened release of any Hazardous  Substance
into  the environment from any such Property) in any manner
relating  to  or  arising out of the  Loan  Documents,  any
commitment  letter or fee letter executed and delivered  by
the  Borrower or any of its Subsidiaries, the Issuing  Bank
and/or the Administrative Agent, the capitalization of  the
Borrower  or any of its Subsidiaries, the Commitments,  the
Letter  of  Credit Commitment, the making of, issuance  of,
management  of  and participation in the  Revolving  Credit
Loans or the Letters of Credit, or the use or intended  use
of  the Letters of Credit and the proceeds of the Revolving
Credit  Loans  hereunder, provided that the Borrower  shall
have  no  obligation under this Section to  an  Indemnified
Person  with respect to any of the foregoing to the  extent
found in a final judgment of a court having jurisdiction to
have  resulted  primarily out of the  gross  negligence  or
wilful  misconduct  of such Indemnified Person  or  arising
solely from claims between one such Indemnified Person  and
another  such Indemnified Person.  The indemnity set  forth
herein shall be in addition to any other obligations or  li
abilities of the Borrower to each Indemnified Person  under
the Loan Documents or at common law or otherwise, and shall
survive   any  termination  of  the  Loan  Documents,   the
expiration of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all Indebted ness of the Borrower under the Loan Documents.

     11.9.     Limitation of Liability

           No claim may be made by the Borrower, any of its
Subsidiaries,  any  Lender  or  other  Person  against  the
Administrative   Agent,  any  Lender,  or  any   directors,
officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, its Subsidiaries, any such Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     11.10.    Counterparts

           Each Loan Document (other than the Notes) may be
executed  by  one  or more of the parties  thereto  on  any
number  of  separate  counterparts and  all  of  said  coun
terparts  taken together shall be deemed to constitute  one
and the same document.  It shall not be necessary in making
proof  of any Loan Document to produce or account for  more
than one counterpart signed by the party to be charged.   A
counterpart  of  any  Loan  Document  or  to  any  document
evidencing, and of any an amendment, modification,  consent
or  waiver  to  or  of  any  Loan Document  transmitted  by
telecopy  shall  be  deemed to be  an  originally  executed
counterpart.   A  set of the copies of the  Loan  Documents
signed  by all the parties thereto shall be deposited  with
each   of   the   Borrower,  the  Issuing  Bank   and   the
Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

     11.11.    Adjustments; Set-off

          (a) If any Lender (a "Benefitted Lender"), shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans, its Notes or the Reimbursement Obliga tions in excess of its Outstanding Percentage of payments then due and payable on account of the Loans, the Notes and the Reimbursement Obligations received by all the Lenders, then such Benefitted Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes as shall be necessary to cause such Benefitted Lender to share such excess payment with each of them according to their Outstanding Percentages, provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefitted Lender, such purchase from such other Lenders shall be rescinded, and each such other Lender shall repay to such Benefitted Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's pro rata share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from such Benefitted Lender) of any interest or other amount paid or payable by such Benefitted Lender in respect of the total amount so recovered. The Borrower agrees that such Benefitted Lender so purchasing a participation from such other Lenders pur suant to this subsection (a) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Benefitted Lender were the direct creditor of the Borrower in the amount of such participation.

           (b)   In addition to any rights and remedies  of
the  Issuing Bank and the Lenders provided by law, upon the
occurrence  of an Event of Default and the acceleration  of
the   obligations  owing  in  connection  with   the   Loan
Documents,  or at any time upon the occurrence  and  during
the  continuance  of  an Event of Default,  under  Sections
9.1(a)  or  (b), each of the Issuing Bank and  the  Lenders
shall have the right, without prior notice to the Borrower,
any  such notice being expressly waived by the Borrower  to
the extent not prohibited by applicable law, to set-off and
apply   against  any  indebtedness,  whether   matured   or
unmatured,  of  the Borrower to the Issuing  Bank  or  such
Lender,  as  the  case may be, any amount  owing  from  the
Issuing  Bank or such Lender, as the case may  be,  to  the
Borrower at, or at any time after, the happening of any  of
the  above- mentioned events.  To the extent not prohibited
by  applicable law, the aforesaid right of set-off  may  be
exercised by the Issuing Bank or such Lender, as  the  case
may  be,  against the Borrower or against  any  trustee  in
bankruptcy,  custodian, debtor in possession, assignee  for
the  benefit of creditors, receiver, or execution, judgment
or  attachment  creditor of the Borrower or against  anyone
else  claiming  through or against  the  Borrower  or  such
trustee  in  bankruptcy, custodian, debtor  in  possession,
assignee  for  the benefit of creditors,  receiver,  or  ex
ecution,  judgment or attachment creditor,  notwithstanding
the  fact  that such right of set-off shall not  have  been
exercised by the Issuing Bank or such Lender, as  the  case
may be, prior to the making, filing or issuance, or service
upon  the Issuing Bank or such Lender, as the case may  be,
of,  or of notice of, any such petition, assignment for the
benefit of creditors, appointment or application for the ap
pointment   of  a  receiver,  or  issuance  of   execution,
subpoena, order or warrant. Each of the Issuing Bank and the Lenders agrees promptly to notify the Borrower and each Administrative Agent after any such set-off and application made by the Issuing Bank or such Lender, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     11.12.    Construction

           Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan
Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

     11.13.    Governing Law

          The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

     11.14.    Headings Descriptive

           Section headings have been inserted in the  Loan
Documents for convenience only and shall not be construed to be a part thereof.

     11.15.    Severability

          Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     11.16.    Integration

           All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Administrative Agent and/or the Issuing Bank and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Bor rower, the Administrative Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof.

     11.17.    Consent to Jurisdiction

           Each party to a Loan Document hereby irrevocably
submits  to  the  jurisdiction of any  New  York  State  or
Federal  court  sitting in the City of New  York  over  any
suit,  action or proceeding arising out of or  relating  to
the  Loan Documents.  Each party to a Loan Document  hereby
irrevocably waives, to the fullest extent permitted or  not
prohibited by law, any objection which it may now  or  here
after  have  to the laying of the venue of any  such  suit,
action or proceeding brought in such a court and any  claim
that any such suit, action or proceeding brought in such  a
court  has  been  brought  in an inconvenient  forum.   The
Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

     11.18.    Service of Process

           Each party to a Loan Document hereby irrevocably
consents  to the service of process in any suit, action  or
proceeding by sending the same by first class mail,  return
receipt requested or by overnight courier service,  to  the
address  of  such party set forth in Section  11.2  of  the
applicable  Loan  Document executed by  such  party.   Each

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party  to  a  Loan  Document hereby agrees  that  any  such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or
proceeding,   and   (ii)  shall  to  the   fullest   extent
enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     11.19.    No Limitation on Service or Suit

            Nothing   in   the   Loan  Documents   or   any
modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent, the Issuing
Bank or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, the Issuing Bank or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

     11.20.    WAIVER OF TRIAL BY JURY

            EACH   OF   THE   ADMINISTRATIVE   AGENT,   THE
DOCUMENTATION AGENT, EACH CO-AGENT, THE ISSUING BANK,  EACH
LENDER  AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY  AND
INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO  A  TRIAL  BY
JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER  OR
IN  CONNECTION WITH THE LOAN DOCUMENTS OR THE  TRANSACTIONS
CONTEMPLATED  THEREIN.  FURTHER, THE  BORROWER  HEREBY  CER
TIFIES   THAT   NO   REPRESENTATIVE   OR   AGENT   OF   THE
ADMINISTRATIVE  AGENT,  THE DOCUMENTATION  AGENT,  ANY  CO-
AGENT,  THE ISSUING BANK, OR ANY LENDER OR COUNSEL  TO  THE
ADMINISTRATIVE  AGENT,  THE DOCUMENTATION  AGENT,  ANY  CO-
AGENT,  THE  ISSUING BANK, OR ANY LENDER  HAS  REPRESENTED,
EXPRESSLY  OR  OTHERWISE, THAT EITHER  AGENT,  THE  ISSUING
BANK,  ANY CO-AGENT OR ANY LENDER, WOULD NOT, IN THE  EVENT
OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO
JURY  TRIAL PROVISION.  THE BORROWER ACKNOWLEDGES THAT EACH
OF  THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, EACH
CO-AGENT,  THE  ISSUING  BANK, AND  EACH  LENDER  HAS  BEEN
INDUCED  TO ENTER INTO THIS AGREEMENT BY, INTER  ALIA,  THE
PROVISIONS OF THIS SECTION.

     11.21.    Treatment of Certain Information

           Each of the Lenders, the Documentation Agent, each Co-Agent the Issuing Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any of its Subsidiaries pur suant to this Agreement which (a) is identified by such Person as being confidential at the time the same is de livered to such Lender, the Documentation Agent, such Co-
Agent, the Issuing Bank or the Administrative Agent, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder (collectively, the "Confidential Information"), provided, however, that nothing herein shall limit the disclosure of any such Confidential Information (i) to the extent required by statute, rule, regulation or judicial process, (ii) on a confidential basis, to counsel to any of

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the  Lenders,  the Documentation Agent, the Co-Agents,  the
Issuing Bank or the Administrative Agent, (iii) to bank examiners, auditors or accountants, and any analogous counterpart thereof, (iv) to the Administrative Agent, the Documentation Agent, the Co-Agents, the Lenders or the Issuing Bank (v) in connection with any litigation to which any one or more of the Lenders, the Documentation Agent, the Co-Agents, the Issuing Bank or the Administrative Agent is a party, (vi) to any assignee or participant (or pro spective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such Confidential Information confidential on substantially the same basis as set forth in this Sec
tion,   or   (vii)  to  affiliates  of  the  Lenders,   the
Documentation Agent, the Co-Agents, the Issuing Bank and the Administrative Agent, so long as such affiliate agrees to keep such information confidential on substantially the same basis as set forth in this Section. Notwithstanding
the   provisions  of  clause  (vii)  above,   neither   the
Administrative Agent, the Documentation Agent, any Co-Agent, the Issuing Bank nor any Lender shall disclose any such Confidential Information to any of its respected
affiliates,     directors,    officers,    employees     or
representatives except to the extent that it or they have a need to know such Confidential Information in connection with the structuring or administration of the Loans or any Loan Document, any assignment or participation thereof or activities incidental thereto.

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